UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12
ARMOUR Residential REIT, Inc.
 (Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)    Title of each class of securities to which transaction applies:
(2)    Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐    Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount Previously Paid:
(2)    Form, Schedule or Registration Statement No.:
(3)     Filing Party:
(4)     Date Filed:

ARMOUR RESIDENTIAL REIT, INC.
3001 Ocean Drive
Suite 201
Vero Beach, Florida 32963
Telephone:  (772) 617-4340
April 4, 2018
Dear Stockholder:

You are cordially invited to attend the 2018 annual meeting of stockholders of ARMOUR Residential REIT, Inc. We will hold the meeting on Tuesday, May 15, 2018, at 8:00 a.m. (EDT) at the Vero Beach Hotel & Spa, 3500 Ocean Drive, Vero Beach, Florida 32963. We hope that you will be able to attend. Your voice and your vote are very important to us. We look forward to the opportunity to meet with stockholders in person at the annual meeting.

Whether or not you plan to attend the annual meeting in person, your shares should be represented and voted. After reading the enclosed proxy statement, please vote your shares as soon as possible. Stockholders may vote in person at the annual meeting, by completing and returning a proxy card or by telephone or Internet, as further explained in the proxy statement. Submitting a vote before the annual meeting will not preclude you from voting in person at the annual meeting should you decide to attend. In addition, this proxy statement, the notice of annual meeting, the proxy card and our 2017 annual report will be mailed or made accessible via the Internet on the Company’s website at www.armourreit.com on or about April 4, 2018.

On behalf of our Board of Directors, I extend our appreciation for your continued support.

Sincerely,
Scott J. Ulm
Co-Chief Executive Officer and Co-Vice Chairman

i

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS ON MAY 15, 2018
The annual meeting of stockholders of ARMOUR Residential REIT, Inc. (“ARMOUR”) will be held on Tuesday, May 15, 2018 at 8:00 a.m. (EDT) at the Vero Beach Hotel & Spa, 3500 Ocean Drive, Vero Beach, Florida 32963, for the purpose of considering and acting on the following proposals:

(1)	To elect nine (9) directors to ARMOUR’s Board of Directors until our 2019 annual meeting of stockholders and until their successors are duly elected and qualified;

(2)	To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as ARMOUR’s independent registered certified public accountants for fiscal year 2018;

(3)	To approve, by a non-binding advisory vote, ARMOUR’s 2017 executive compensation; and

(4)	To transact any other business as may properly come before the annual meeting or any adjournments or postponements of the meeting.

Only holders of ARMOUR’s common stock of record at the close of business on March 23, 2018, the record date and time fixed by ARMOUR’s Board of Directors, are entitled to notice of and to vote at the annual meeting. Additional information regarding the proposals to be acted on at the annual meeting can be found in the accompanying proxy statement.

Our Board of Directors unanimously recommends that you vote your shares “FOR” proposals 1, 2 and 3.

By Order of the Board of Directors,
Scott J. Ulm
Co-Chief Executive Officer and Co-Vice Chairman
April 4, 2018

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with the rules of the Securities and Exchange Commission, we are furnishing our proxy materials, including this proxy statement and our 2017 annual report, to our stockholders via the Internet. During the week of April 4, 2018, we will mail to certain of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) that contains instructions on how to access our proxy materials on the Internet. The Notice of Internet Availability also contains instructions on how to vote via the Internet or by telephone. Other stockholders, in accordance with their prior requests, will receive an email with instructions on how to access our proxy materials and vote via the Internet, or will be mailed paper copies of our proxy materials and a proxy card or voting form. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice of Internet Availability.

Important Notice Regarding the Availability of Proxy Materials
for the ARMOUR Annual Meeting of Stockholders to be held on May 15, 2018

This proxy statement and our 2017 annual report are available online at www.armourreit.com.

ADMISSION TO THE 2018 ANNUAL MEETING
An admission ticket (or other proof of share ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to ARMOUR’s 2018 annual meeting of stockholders. Only stockholders who own common stock as of the close of business on March 23, 2018 and invited guests will be entitled to attend the meeting. An admission ticket will serve as verification of your ownership.

•	If your shares are registered in your name, an admission ticket will be held for you at the check-in area at the annual meeting.

•
If your shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the annual meeting if you bring a recent bank or brokerage statement showing that you owned common stock on March 23, 2018.

If you plan to attend the annual meeting, you can obtain directions to the Vero Beach Hotel & Spa from the hotel’s website at http://www.verobeachhotelandspa.com.

PROXY STATEMENT
This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of ARMOUR Residential REIT, Inc. (“Board” or “Board of Directors”) for the 2018 annual meeting of stockholders to be held on Tuesday, May 15, 2018, at 8:00 a.m. (EDT) (the “annual meeting”). In this 2018 proxy statement (the “proxy statement”), except where the context suggests otherwise, references to “we,” “us,” “ARMOUR” or the “Company” are to ARMOUR Residential REIT, Inc. and its subsidiaries.

Questions and Answers about Proxy Materials, the Annual Meeting and Voting Your Common Shares

Why am I receiving these materials?

The Board has made these proxy materials available to you on the Internet, or has delivered printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at the annual meeting. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our 2017 annual report to our stockholders, by providing access to such documents over the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials. Instead, the Notice of Internet Availability, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability.

Who is entitled to vote?

Each holder of record of ARMOUR common stock as of the close of business on March 23, 2018, the record date for the annual meeting, is entitled to attend and vote at the annual meeting.

How many votes do I have?

Every holder of a share of common stock on the record date will be entitled to one vote per share for each director to be elected at the annual meeting and to one vote per share on each other matter presented at the annual meeting. As of the close of business on March 23, 2018, the record date for the annual meeting, there were 41,898,404 shares of common stock outstanding and entitled to vote at the annual meeting.

What proposals are being presented at the annual meeting?

ARMOUR intends to present proposals numbered 1, 2 and 3 for stockholder consideration and voting at the annual meeting. These proposals are for:

(1)	Election of nine (9) members of ARMOUR’s Board of Directors;

(2)	Ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as ARMOUR’s independent registered certified public accountants for fiscal year 2018; and

(3)	Approval, by a non-binding advisory vote, of ARMOUR’s 2017 executive compensation.

Other than the matters set forth in this proxy statement and matters incident to the conduct of the annual meeting, we do not know of any business or proposals to be considered at the annual meeting. If any other business is proposed and properly presented at the annual meeting, the proxies received from our stockholders give the proxy holders the authority to vote on such matter in their discretion.

How does the Board recommend that I vote?

The Board unanimously recommends that you vote your shares:

(1)	“FOR” the election of each of the nine (9) nominees as directors;

(2)	“FOR” the ratification of the appointment of Deloitte as ARMOUR’s independent registered certified public accountants for fiscal year 2018; and

(3)	“FOR” the approval, by a non-binding advisory vote, of ARMOUR’s 2017 executive compensation.

How do I attend the annual meeting?

All stockholders are invited to attend the annual meeting. An admission ticket (or other proof of share ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the annual meeting. Only stockholders who own common stock as of the close of business on March 23, 2018 and invited guests will be entitled to attend the meeting. An admission ticket will serve as verification of your ownership. Registration will begin at 7:30 a.m. (EDT) and the annual meeting will begin at 8:00 a.m. (EDT).

•
If your shares are registered in your name and if you received your proxy materials by mail and voted by completing your proxy card or voted by telephone or Internet and indicated that you plan to attend the meeting, an admission ticket will be held for you at the check-in area at the annual meeting.

•
If your ARMOUR shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the annual meeting if you bring a recent bank or brokerage statement showing that you owned our common stock on March 23, 2018. You should report to the check-in area for admission to the annual meeting.

What is a proxy?

A “proxy” allows someone else (the “proxy holder”) to vote your shares on your behalf. Our Board of Directors is asking you to allow either of the following persons to vote your shares at the annual meeting: Jeffrey J. Zimmer or Scott J. Ulm.

How do I vote?

If your ARMOUR shares are registered in your name you may vote your shares in person at the annual meeting by completing and returning a proxy card, or by telephone or Internet as set forth in the proxy card or Notice of Internet Availability mailed to you. If you hold your common stock in an account with a bank or broker (i.e. in “street name”), you may vote by following the instructions on the voting instruction card provided to you by your bank or broker.

May I change or revoke my vote?

Yes.  You may change your vote in one of several ways at any time before your proxy is exercised:

•	Submit another proxy card (or voting instruction card) with a date later than your previously delivered proxy card (or voting instruction card) before the annual meeting;

•	Notify Jeffrey J. Zimmer or Scott J. Ulm in writing, addressed to either of them at: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, before the annual meeting that you are revoking your proxy or, if you hold your shares in “street name,” follow the instructions on the voting instruction card;

•	Vote again via the Internet or by telephone before the annual meeting; or

•	If you are a holder of record, or a beneficial owner with a proxy from the holder of record, vote in person at the annual meeting.

What is a quorum?

A quorum is necessary to hold a valid meeting. The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum for the conduct of business.

What vote is required in order to approve each proposal?

For Proposal 1: Election of Directors, the affirmative vote of the holders of common stock having a majority of the votes cast on such proposal at the annual meeting is required. See “The Board of Directors, Its Committees and Other Corporate Governance Information - Corporate Governance - Majority Voting for Directors and Director Resignation Policy.” For Proposal 2: Ratification of the Appointment of Independent Registered Certified Public Accountants, the affirmative vote of the holders of common stock having a majority of the votes cast on such proposal at the annual meeting is required. For Proposal 3: Advisory Vote Approving Executive Compensation, the affirmative vote of the holders of common stock having a majority of the votes cast on such proposal at the annual meeting is required.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange (“NYSE”), a broker does not have the discretion to vote on Proposal 1 - Election of Directors and Proposal 3 - Advisory Vote Approving Executive Compensation. As a result, no broker will have the discretion to vote on Proposal 1 and Proposal 3, but will have the discretion to vote on Proposal 2.

Accordingly, for Proposals 1 and 3 above, shares of common stock that are represented by broker non-votes are not included in the determination of the common stock voting on such matter and will not have an effect on the votes, but are counted for quorum purposes. For Proposal 2 above, shares of common stock which are represented by broker non-votes are included in the determination of the common stock voting on such matter and are counted for quorum purposes. For all three Proposals above, shares which abstain from voting on any matter are counted for quorum purposes.

Who will bear the cost of soliciting proxies?

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, solicitations may also be made by telephone, telegram, facsimile, email or in person by directors, officers or other personnel of the Company, who will receive no additional compensation for such services.

PROPOSAL 1 - ELECTION OF DIRECTORS
Director Nominees

ARMOUR’s Board of Directors is currently comprised of nine (9) members. The nine (9) nominees are listed below. All nine nominees are presently directors of ARMOUR.

If instructed, the persons named on the accompanying proxy card will vote for the election of the nominees named below to serve for the ensuing year and until their successors are elected and qualified. If any nominee for director shall become unavailable (which management has no reason to believe will be the case), it is intended that the shares represented by the enclosed proxy card will be voted for any such replacement or substitute nominee as may be nominated by our Board.

Director Nominees	Age	Director Since	Current Positions
Scott J. Ulm	59	2009	Co-Chief Executive Officer, Co-Vice Chairman and Chief Risk Officer
Jeffrey J. Zimmer	60	2009	Co-Chief Executive Officer, Co-Vice Chairman and President
Daniel C. Staton	65	2009	Non-Executive Chairman
Marc H. Bell	50	2009	Director
Carolyn Downey	68	2013	Independent Director
Thomas K. Guba	67	2009	Lead Independent Director
Robert C. Hain	64	2009	Independent Director
John P. Hollihan, III	68	2009	Independent Director
Stewart J. Paperin	70	2009	Independent Director

The following is a brief biographical statement for each director nominee:

Scott J. Ulm has been the Co-Chief Executive Officer, Co-Vice Chairman and Chief Risk Officer of ARMOUR since November 2009. Mr. Ulm was the Chief Investment Officer until March 2018 when Mr. Gruber assumed that position. Mr. Ulm was a Co-Managing Member of ARMOUR Residential Management, LLC, our external manager (“ARRM”), from March 2008 until December 2014. Since December 2014, Mr. Ulm has been the managing member of the entity that acts as one of the general partners of ARMOUR Capital Management LP, the successor to ARRM as our external manager (“ACM”). Mr. Ulm has also served as the Co-Chief Executive Officer, Co-Vice Chairman, Chief Investment Officer and Head of Risk Management of JAVELIN, formerly a publicly-traded real estate investment trust (“REIT”). In April 2016, JAVELIN was acquired by ARMOUR pursuant to a tender offer and subsequent second-step merger (the “Merger”). Pursuant to the Merger, JAVELIN became a wholly-owned, qualified REIT subsidiary of ARMOUR and delisted its common stock from the NYSE. Mr. Ulm has also been a director of JAVELIN, since the Merger. JAVELIN is also externally-managed by ACM. Mr. Ulm has also served as the Co-Chief Executive Officer of Staton Bell Blank Check LLC, the sub-manager to ACM (“SBBC”), since January 2015. Mr. Ulm also serves as Chairman of the Board and Head of Corporate Finance for BUCKLER Securities LLC (“BUCKLER”), an affiliate of ACM that operates as a FINRA-registered broker-dealer and provides trading and investment banking services to other financial institutions. Mr. Ulm is also the Chairman of the Board of Cary Institute of Ecosystems Studies. Mr. Ulm is also the 1st Vice President of the Nantucket Community Sailing and a member of its Investment and Audit Committees. Mr. Ulm has nearly 30 years of structured finance and debt capital markets experience, including mortgage-backed securities. Mr. Ulm has advised numerous U.S., European, and Asian financial institutions and corporations on balance sheet and capital raising matters. From 2005 to 2009, Mr. Ulm was Chief Executive Officer of Litchfield Capital Holdings. From 1986 to 2005, he held a variety of senior positions at Credit Suisse both in New York and London, including Global Head of Asset-Backed Securities, Head of United States and European Debt Capital Markets and the Global Co-Head of Collateralized Debt Obligations, both cash and synthetic. While at Credit Suisse, Mr. Ulm was responsible for the underwriting and execution of more than $100 billion of mortgage- and asset-backed securities. At Credit Suisse, he was a member of the Fixed Income Operating Committee and the European Investment Banking Operating Committee. Mr. Ulm holds a B.A. summa cum laude from Amherst College, an M.B.A. from Yale School of Management and a J.D. degree from Yale Law School.

As a result of Mr. Ulm’s 30 plus years of experience in structured finance and debt capital markets, including mortgage-backed securities, he is able to provide valuable business, leadership, and management advice to our Board of Directors in many critical areas.

Jeffrey J. Zimmer has been the Co-Chief Executive Officer, Co-Vice Chairman and President of ARMOUR since November 2009. Mr. Zimmer also served as Chief Financial Officer of ARMOUR from November 2009 to September 2012 and the Secretary of ARMOUR from November 2009 to March 2014. Mr. Zimmer was a Co-Managing Member of ARRM from March 2008 until December 2014. Since December 2014, Mr. Zimmer has been the managing member of the entity that acts as one of the general partners of ACM.Mr. Zimmer has also been the Co-Chief Executive Officer, Co-Vice Chairman and President of JAVELIN, since June 2012, and a director of JAVELIN, since the Merger. Mr. Zimmer has also served as the Co-Chief Executive Officer of SBBC since January 2015.  Mr. Zimmer has significant experience in the mortgage-backed securities market over a 30 plus year period. From September 2003 through March 2008, he was the co-founder and Chief Executive Officer of Bimini Capital Management, Inc., a publicly-traded REIT. From 1990 to 2003, he was a managing Director at RBS/Greenwich Capital in the Mortgage-Backed and Asset-Backed Department where he held various positions that included working closely with some of the nation’s largest mortgage banks, hedge funds and investment management firms on various mortgage-backed securities investments. Mr. Zimmer was employed at Drexel Burnham Lambert in the institutional mortgage-backed sales area from 1984 until 1990. Mr. Zimmer also is the sole owner and manager of Zimmer Advisors LLC, which advises one client, with total capital of under $20 million, on investing and financing mortgage bonds. He received his M.B.A. degree in finance from Babson College and a B.A. degree in economics and speech communication from Denison University.

As a result of Mr. Zimmer’s 30 plus years of experience in the mortgage-backed securities market, including serving as president and chief executive officer of other publicly-traded mortgage REITs, he is able to provide valuable business, leadership, and management advice to our Board of Directors in many critical areas.

Daniel C. Staton has been the Non-Executive Chairman of ARMOUR since November 2009 and was the President, Chief Executive Officer and Director of Enterprise Acquisition Corp., a blank check company formed for the purpose of acquiring an operating business (“Enterprise”), from its inception in 2007 until its merger with ARMOUR in November 2009. Mr. Staton was also the Non-Executive Chairman of JAVELIN from June 2012 until the Merger in April 2016. Since January 2015, Mr. Staton has indirectly owned a minority limited partnership interest in ACM. Mr. Staton has more than 15 years of experience sourcing private equity and venture capital investments. Mr. Staton also served as Chairman of the Board of Storage Realty Trust from 1997 to 1999, when he led its merger with Public Storage (NYSE: PSA), where he has continued to serve as a Director since the merger. Mr. Staton has served as a director of Terran Orbital, an aerospace company that designs and manufactures nanosatellites for the U.S. government and military (“Terran Orbital”), since July 2014 and Here Today, a chain of discount retail stores in the Midwest (“Here Today”), since July 2012. Since February 2003, he has been Managing Director of the private equity firm, Staton Capital LLC, and also served as the Chairman of the Board of FriendFinder Networks Inc. (“FriendFinder”), an Internet-based social networking and multimedia entertainment company, from October 2004 until June 2012. Mr. Staton was a Co-Chairman of the Board of FriendFinder, which went public in May 2011, from July 2012 to December 2013, and a consultant to FriendFinder from October 2012 until December 2013. Under Mr. Staton's leadership as Co-Chairman of the Board, FriendFinder was strategically restructured pursuant to a consensual prepackaged plan of reorganization in federal bankruptcy court effective in 2013. Between 1997 and 2007, Mr. Staton was President of The Walnut Group, a private investment firm, where he served as initial investor and Director of Build-A-Bear Workshop, the initial investor in Deal$: Nothing Over a Dollar (until its sale to Supervalu Inc.), and Director of Skylight Financial. Prior to The Walnut Group, Mr. Staton was General Manager and Partner of Duke Associates from 1981 until its initial public offering in 1993, and then served as Chief Operating Officer and Director of Duke Realty Investments, Inc. (NYSE: DRE) until 1997. Mr. Staton supplements his professional network by co-producing and investing in numerous Broadway musicals as well as with relationships with not-for-profit organizations. Mr. Staton majored in Finance at the University of Missouri and holds a B.S. degree in Specialized Business from Ohio University and a B.S. degree in Business (Management) from California Coast University.

Mr. Staton has extensive experience serving on the boards of directors of private and public companies and sourcing private equity and venture capital investments and brings significant corporate governance expertise to our Board of Directors.

Marc H. Bell has been a director of ARMOUR since November 2009 and was the Chairman of the Board of Directors and Treasurer of Enterprise from its inception in 2007 until its merger with ARMOUR in November 2009. Mr. Bell was also a director of JAVELIN from June 2012 until the Merger in April 2016. Since January 2015, Mr. Bell has indirectly owned a minority limited partnership interest in ACM. He is a co-founder and has been the Chairman of Terran Orbital since its inception in July 2014. Mr. Bell has served as director of Here Today since September 2015. Mr. Bell founded Marc Bell Capital, LLC, an investment firm which invests in diverse industries, including media, entertainment, real estate, technology, Internet and consumer brands, in July 2003. Mr. Bell previously served as the Chief Executive Officer of FriendFinder, from October 2004 to June 2012, the President from October 2004 until March 2012, the Co-Chairman of the Board of FriendFinder from July 2012 to December 2013, a consultant to FriendFinder from October 2012 to December 2013, and its Chief Strategy Officer during 2012. Under Mr. Bell's leadership as Co-Chairman of the Board, FriendFinder was strategically restructured pursuant to a consensual prepackaged plan of reorganization in federal bankruptcy court effective in 2013. Previously, Mr. Bell was the founder and President of Globix Corporation, a full-service commercial Internet Service Provider. Mr. Bell served as Chairman of the Board of Globix Corporation from 1998 to 2003 and Chief Executive Officer from 1998 to 2001. Mr. Bell was also a member of the Board of Directors of EDGAR Online, Inc. (NASDAQ: EDGR), an Internet-based provider of filings made by public companies with the SEC, from 1998 to 2000.  Mr. Bell has also been a co-producer of Broadway musicals, and serves as a member of the Board of Trustees of New York University and Board of Overseers of New York University Langone Medical Center. Mr. Bell is also a member of the Board of Directors of the SOS Children’s Villages, the Boca Raton Police Foundation and the Boca Raton Museum of Arts. Mr. Bell holds a B.S. degree in Accounting from Babson College and an M.S. degree in Real Estate Development from New York University.

Mr. Bell’s experience as managing director of an investment firm, as well as serving on the boards of directors of several public companies, allows him to provide valuable business, leadership, and management advice to our Board of Directors in many critical areas.

Carolyn Downey has been a director of ARMOUR since September 2013. Ms. Downey has nearly 30 years of institutional capital markets experience working with leading institutions in global finance. From 1989 through 2007, Ms. Downey held various executive positions at, including as a Managing Director of, RBS Greenwich Capital, a fixed-income sales, trading and finance firm serving institutional clients, and a U.S. Government securities primary dealer. At RBS Greenwich Capital, Ms. Downey was responsible for relationships with real-estate investment trusts, financial institutions, hedge funds, investment managers and proprietary trading desks, participated in structuring and distribution of net interest margin securities, commercial mortgage securities and collateralized mortgage obligations, and advised on hedging strategies using derivative products and synthetic swaps. Prior to her time at RBS Greenwich Capital, Ms. Downey was a Vice President of Fixed Income Sales at Salomon, Inc. from 1981 through 1989, where she was for some time responsible for residual product placement and other equity tranches of structured debt and sourcing residuals from mortgage originators and security issuers. Ms. Downey also previously served as a mortgage product specialist in London and a thrift specialist in New York. She holds a B.A. degree from St. Mary’s College in Sociology, a B.S. degree in Accounting from Boston University and an M.B.A. degree from the Stanford University Graduate School of Business. Ms. Downey serves on the Advisory Board of St. Ann School, Manhattan, a partnership of patrons, the Archdiocese and school leaders, and previously served as a member of the Board of Directors of the Student Sponsor Partners.

As a result of Ms. Downey’s 30 plus years of experience in structured finance, investment banking and capital markets, she provides significant financial, leadership and management advice to our Board of Directors in many critical areas.

Thomas K. Guba has been a director of ARMOUR since November 2009 and the lead independent director of ARMOUR since March 2014. Mr. Guba was also a director of JAVELIN from June 2012 until the Merger in April 2016 and the lead independent director of JAVELIN from March 2014 until April 2016. Mr. Guba has been the senior executive or head trader of various Wall Street mortgage and government departments in his over 40 years in the securities business.  Since 2009, Mr. Guba has been employed by Auriga Capital Management, LLC, an asset management firm registered with the SEC. From 2001 through 2008, Mr. Guba was President and Principal of the Winter Group, a fully integrated mortgage platform and money management firm. He was Managing Director of Structured Product Sales at Credit Suisse First Boston from 2000 to 2002, Managing Director and Department Manager of Mortgages and U.S. Treasuries at Donaldson Lufkin Jenrette, which was subsequently purchased by Credit Suisse First Boston, from 1994 to 2000, Executive Vice President and Head of Global Fixed Income at Smith Barney from 1993 to 1994, Managing Director of the Mortgage and U.S. Treasuries Department at Mabon Securities from 1990 to 1993, Senior Vice President and Mortgage Department Manager at Drexel Burnham Lambert from 1984 to 1990, Senior Vice President and Head Mortgage Trader at Paine Webber from 1977 to 1984, and a trader of mortgaged backed securities at Bache & Co. from 1975 to 1977.  Mr. Guba was also a Second Lieutenant, Military Police Corps, in the United States Army from 1972 to 1974.  Mr. Guba holds a B.A. degree in political science from Cornell University and a M.B.A. degree in finance from New York University and serves on the Board of the SIFMA Foundation.

Mr. Guba’s experience on Wall Street allows him to provide valuable insights and advice to our Board of Directors, particularly as it pertains to the capital markets.

Robert C. Hain has been a director of ARMOUR since November 2009. Mr. Hain was also a director of JAVELIN from June 2012 until the Merger in April 2016. Mr. Hain has been Executive Chairman of City Financial Investment Company Limited (“City Financial”) since 2006 and a director of Wittering Limited since 2005, each of which is engaged in asset management in the United Kingdom, Europe, Hong Kong, Singapore and the United States. Mr. Hain is also a director of HomeChoice International Plc (Malta), a retailer of home furnishings to South Africans listed on the Johannesburg Stock Exchange. He is a director of Sound Diplomacy Holdings Ltd., a London-based music consulttancy, Minois Limited, a British snack food distributor, and a partner at Laurier Partners LLP, a specialist consulting firm in London. Previously, Mr. Hain was a partner at Shadbolt Partners LLP from 2005 to 2018, a director of Majorpoint Limited from 2006 to 2014 and Kingsway Consultancy Limited from 2007 to 2017, the Non-Executive Chairman of Dundee Wealth SA (Luxembourg) from 2007 to 2009, a director of Tailwind Financial Inc. (Canada) from 2006 to 2009 and the Vice Chairman of CSS Stellar Holdings Inc. from 2005 to 2006. Mr. Hain was also the Chief Executive Officer of Invesco UK, a prominent British asset manager, from 2002 to 2004, and Chief Executive Officer of AIM Trimark, a Canadian mutual fund company, from 1998 to 2002. Mr. Hain was a member of the Executive Management Committee of Amvescap Plc (now Invesco Ltd.), from 1998 to 2005. Mr. Hain’s career in financial services includes senior executive positions in marketing, private banking and retail financial services in North America and Europe, and has comprised major acquisitions, integrations, and product and service delivery innovations. In addition, Mr. Hain has served on the boards and committees of financial services, business, arts, health and social services organizations at the national and local levels in Toronto, Zurich, Winnipeg, Halifax and London. He holds degrees from the University of Toronto (Innis College) and the University of Oxford (Merton College).

Mr. Hain’s extensive experience managing investments allows him to provide our Board of Directors with valuable knowledge regarding financial markets and investment opportunities.

John “Jack” P. Hollihan, III has been a director of ARMOUR since November 2009. Mr. Hollihan was also a director of JAVELIN from June 2012 until the Merger in April 2016.  Mr. Hollihan has over 30 years of investment banking and investment experience. Mr. Hollihan has served as the lead independent director of City Financial Investment Company Limited (London) and Executive Chairman of Litchfield Capital Holdings (Florida) since 2005. Mr. Hollihan was also a trustee of American Financial Realty Trust (NYSE: AFR) from 2005 until its sale in 2008 and of Recombine LLC from its inception in 2012 until 2014. From 2000 to 2002, Mr. Hollihan was the Head of European Industry Investment Banking for Banc of America Securities (“BAS”), where he was a member of the BAS European Capital Committee and Board, and where he had responsibility for a loan book of approximately $8 billion. Prior to that, from 1986 to 2000, Mr. Hollihan was Head of Global Project and Asset Based Finance and Leasing at Morgan Stanley and was a member of the Morgan Stanley International Investment Banking Operating Committee. In that capacity, he managed approximately $45 billion in asset based and structured financings and leasing arrangements. Mr. Hollihan holds B.S. (Wharton) and B.A. degrees from the University of Pennsylvania, and a J.D. from the University of Virginia School of Law.

Mr. Hollihan’s 30 plus years of investment banking and investment experience provide valuable insights and advice to our Board of Directors, particularly as it pertains to the capital markets.

Stewart J. Paperin has been a director of ARMOUR since November 2009. Mr. Paperin served as a member of Enterprise’s Board of Directors from its inception in July 2007 to its merger with ARMOUR in November 2009. Mr. Paperin was also a director of JAVELIN from June 2012 until the Merger in April 2016. Mr. Paperin currently serves as the managing member of Leopard Rock Property Group, a real property development and investment firm located in Los Angeles and San Diego, California. Mr. Paperin served as Executive Vice President of the Soros Foundation, a worldwide private philanthropic foundation, from 1996 to 2013, where he oversaw financial, administrative and economic development activities.  From 1996 to July 2005, Mr. Paperin served as a Senior Advisor and portfolio manager for Soros Fund Management LLC, a financial services company, and from July 2005 to June 2014, he served as a consultant to Soros Fund Management LLC. From 1996 to 2007, Mr. Paperin served as a Director of Penn Octane Corporation (NASDAQ: POCC), a company engaged in the purchase, transportation and sale of liquefied petroleum gas.  Prior to joining the Soros organizations, Mr. Paperin served as President of Brooke Group International, an investment firm concentrated on the former Soviet Union, from 1990 to 1993, and as Senior Vice President and Chief Financial Officer of Western Union Corporation, a provider of money transfer and message services, which was controlled by Brooke Group, from 1988 to 1990. Prior to Western Union Corporation, Mr. Paperin served as Chief Financial Officer of Timeplex Corporation, a telecommunications equipment provider, from 1986 to 1988 and of Datapoint Corporation, a computer equipment manufacturer, from 1985 to 1986. Prior to Datapoint Corporation, Mr. Paperin served as a financial officer of Pepsico Corporation (NYSE: PEP) from 1980 to 1985 and as a management consultant at Cresap McCormick & Paget from 1975 to 1980. Mr. Paperin also served as a member of the Board of Directors of Community Bankers Acquisition Corp., a blank check company formed to acquire an operating business in the banking industry (NYSE MKT LLC: BTC). Mr. Paperin holds a B.A. degree and an M.S. degree from the State University of New York at Binghamton. He is a member of the Council on Foreign Relations and was awarded an honorary Doctor of Humane Letters by the State University of New York.

Mr. Paperin’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, and allows him to provide significant expertise in accounting and financial matters and in analyzing and evaluating financial statements.

Recommendation of the Board of Directors

ARMOUR’s Board of Directors unanimously recommends a vote “FOR” each of the nine nominees for director.

THE BOARD OF DIRECTORS, ITS COMMITTEES AND OTHER
CORPORATE GOVERNANCE INFORMATION

ARMOUR’s Mortgage REIT Peer Group

Our Board and management refer to the FTSE NAREIT Mortgage REIT index of 36 companies to identify overall performance and other trends in the mortgage REIT industry. Our Board and management have also identified a focused peer group of nine publicly-traded mortgage REITs that we believe are most directly comparable to ARMOUR. The peer group companies are: American Capital Agency Corp., Annaly Capital Management Inc., Anworth Mortgage Asset Corporation, Capstead Mortgage Corporation, CYS Investments Inc., Dynex Capital, Inc., Ellington Residential Mortgage REIT, MTGE Investment Corp. and Western Asset Mortgage Capital Corporation. In addition to reviewing general industry trends and market and regulatory factors applicable to our company, our management carefully reviews these specific companies periodically as part of the process of developing appropriate operating, corporate governance and compensation practices and policies for our company.

Corporate Governance

We are committed to sound and effective corporate governance practices. We have adopted various policies, guidelines and prohibitions designed to align the interests of the Board and management with those of our stockholders:

•	Proactive investor engagement;

•	Majority voting and director resignation policy;

•	Minimum stock ownership guidelines and retention policies applicable to our senior executive officers and directors; and

•	Stock hedging and pledging prohibition for our directors and officers.

Investor Outreach

In our continuing effort to promote dialogue with our investors about our business, governance, and executive compensation practices, we contacted all stockholders who reportedly held 1.0% or more of our common shares outstanding.These ten stockholders are all institutional investors and collectively hold approximately 36.6% of our common shares outstanding. According to Bloomberg, as of March 26, 2018, institutional investors held approximately 63.8% of our shares of common stock outstanding, while the other approximately 36.2% were represented largely by individual retail investors, including our directors and officers who collectively own approximately 1.6% of our common shares outstanding. This mix of institutional and retail stockholders has not significantly changed. While we value the views of all of our stockholders, we believed that outreach efforts focused on our largest stockholders would provide us timely and representative insights more efficiently. To date, none of the contacted investors has scheduled a time for a conversation with us, however one has asked for a discussion later in the year. We also engage with certain individual and other investors throughout the year. We look forward to continuing constructive engagement with our stockholders on these important topics.

Majority Voting for Directors and Director Resignation Policy

Our Amended and Restated Bylaws (the “Bylaws”) provide that a director nominee will be elected by receiving the affirmative vote of the majority of votes cast on the election of such nominee on a per nominee basis in an uncontested election (which occurs when the number of director nominees is the same as the number of directors elected). The Bylaws further provide that any director nominee who is an incumbent director but who is not elected by the vote required in the Bylaws, and with respect to whom no successor has been elected, shall promptly tender his or her offer to resign to our Board for its consideration following certification of the stockholder vote. Within 90 days following certification of the stockholder vote, our Nominating and Corporate Governance Committee shall consider the tendered resignation offer and make a recommendation to our Board whether or not to accept such offer, and our Board shall act on the Nominating and Corporate Governance Committee’s recommendation. In determining whether to accept the resignation, our Nominating and Corporate Governance Committee and Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation, including, among other things, whether accepting the resignation of such director would cause the Company to fail to meet any applicable stock exchange or SEC rules or requirements. Thereafter, our Board shall promptly and publicly disclose its decision-making process regarding whether to accept the director’s resignation offer or the reasons for rejecting the resignation offer, if applicable, on a Form 8-K. A director who tenders his or her resignation shall not participate in the Nominating and Corporate Governance Committee’s recommendation or our Board’s action regarding whether to accept such resignation offer. If our Board does not accept the director’s resignation, the director will continue to serve until the next annual meeting of stockholders and until the director’s successor is duly elected and qualified or until the director’s earlier resignation as provided for in the Bylaws or removal as provided for by the Maryland General Corporate Law.

In a contested election, the director nominees who receive a plurality of votes cast will be elected as directors. Under the plurality standard, the number of persons equal to the number of vacancies to be filled who receive more votes than the other nominees are elected to our Board, regardless of whether or not they receive a majority of the votes cast.

Director and Senior Executive Officer Minimum Stock Ownership and Retention Guidelines

We have adopted a policy designed to ensure that directors and senior executive officers attain and maintain meaningful levels of stock ownership over time to better align their interests with the interests of ARMOUR’s stockholders. We have established stock ownership targets for non-executive directors to beneficially own ARMOUR common shares with a basis equal to a minimum of three times their annual base cash retainer (currently $66,000), or $198,000. The targets for each of our Co-Chief Executive Officers, our Chief Financial Officer and Chief Operating Officer are $2,000,000, $1,000,000 and $750,000, respectively. Target ownership levels are to be achieved within five years or less from the date the policy was adopted.
We have also adopted a policy for our directors and senior executive officers that all ARMOUR shares received as compensation (on an after tax basis) are to be retained until the individual’s share ownership targets are met. As of the date of this proxy statement, all of our directors and senior executive officers are in compliance with this policy. As of the date of this proxy statement, each of our Co-Chief Executive Officers and all of our non-executive directors have achieved their stock ownership targets. The Chief Financial Officer and Chief Operating Officer have made substantial progress towards achieving their target ownership levels, which are to be achieved by April 7, 2020 or before.
Policy Prohibiting Hedging and Pledging

We have adopted a policy prohibiting the hedging and pledging of our securities, which applies to all officers and directors of the Company and provides that such individuals are prohibited from (i) engaging in any hedging transactions (including short-selling, options, puts, and calls, as well as derivatives such as swaps, forwards, and futures transactions) with respect to securities of the Company, and (ii) making or maintaining any pledges of securities of the Company or otherwise holding securities of the Company in a margin account, except with respect to any securities that were already pledged as of the date of adoption of the policy. As of the date of this proxy statement, all of our directors and executive officers are in compliance with this policy. In addition, no securities beneficially owned by our officers and directors are pledged.

Independence of Directors

We adhere to the rules of the NYSE in determining whether a director is independent. The NYSE requires that a majority of our Board of Directors must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of our Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, our

Board of Directors has affirmatively determined that Ms. Downey and Messrs. Guba, Hain, Hollihan and Paperin are independent directors.

Role of the Board of Directors; Risk Management

Our Board of Directors plays an active role in overseeing management and representing the interests of stockholders. Management, which is responsible for day-to-day risk management, conducts a risk assessment of our business annually. The risk assessment process is global in nature and has been developed to identify and assess our risks, including the nature of the risk, as well as to identify steps to mitigate and manage each risk. Oversight responsibility for each risk is allocated among the full Board of Directors and its committees, and specific Board of Director and committee agendas are developed accordingly.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee and adopted charters for each of these committees. Each of these committees has three directors and is composed exclusively of independent directors, as defined by the listing standards of the NYSE. Moreover, the Compensation Committee is composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), non-employee directors and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code (“Code”), qualify as outside directors for purposes of Section 162(m) of the Code.

Board and Committee Meetings

During the year ended December 31, 2017, our Board of Directors held five meetings and acted by written consent in lieu of a meeting on fourteen occasions. Our Audit Committee held seven meetings, our Compensation Committee held three meetings and our Nominating and Corporate Governance Committee held two meetings. Each of our directors attended at least 75% of the meetings of the Board of Directors and of the Board’s committees on which they served during 2017.

Lead Independent Director

Our independent directors have designated Thomas K. Guba as our lead independent director. The lead independent director coordinates the activities of our other independent directors. In addition to the duties of all members of the Board of Directors, the Lead Independent Director has the following additional responsibilities and authority:

•	presiding at meetings of the Board of Directors in the absence of, or upon the request of, the Chairman;

•	scheduling, developing the agenda for, and presiding at executive sessions of the independent directors;

•	advising the Chairman and/or the Board of Directors as to the decisions reached, if any, at each executive session;

•	serving as the principal liaison between the independent directors, the Chairman and the Co-Chief Executive Officers;

•
advising the Chairman as to the quality, quantity and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties;

•	assisting the Board of Directors and the Nominating and Corporate Governance Committee in better ensuring compliance with and implementation of our Corporate Governance Guidelines; and

•	recommending to the Chairman, at the direction of the independent directors, the retention of outside advisors and consultants who report directly to the Board of Directors on Board-wide issues.

Our Board of Directors has adopted a lead independent director charter. A copy of the lead independent director charter is available on ARMOUR’s website at www.armourreit.com under “Governance Documents.”

Audit Committee

The members of our Audit Committee are Messrs. Paperin, Hain and Hollihan, with Mr. Paperin serving as chairman. The Audit Committee is responsible for, among other things:

•	engaging independent certified public accountants;

•	reviewing with the independent certified public accountants the plans and results of the audit engagement;

•	approving professional services provided by the independent certified public accountants;

•	reviewing the independence of the independent certified public accountants;

•	considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls;

•	reviewing and approving the Company’s related party transactions; and

•	preparing Audit Committee reports.

A copy of the Audit Committee charter is available on ARMOUR’s website at www.armourreit.com under “Governance Documents.”

Financial Experts on Audit Committee

The Audit Committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined by the NYSE listing standards and Rule 10A-3(b)(1) of the Exchange Act. The definition of “financially literate” generally means being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Our Board has determined that each member of our Audit Committee is financially literate under the NYSE listing standards and Rule 10A-3(b)(1) of the Exchange Act.

In addition, a listed company must certify to the NYSE that the Audit Committee will have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. Our Board of Directors has determined that Mr. Paperin satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee

Also, our Board of Directors has affirmatively determined that each member of our Compensation Committee is independent for Compensation Committee purposes based on the more stringent independence standards imposed by applicable NYSE and SEC rules.

The Compensation Committee consists of Messrs. Hollihan, Guba and Paperin. Mr. Hollihan chairs our Compensation Committee. The Compensation Committee is responsible for, among other things:

•	evaluating the performance of our officers;

•	reviewing and approving any compensation payable to our officers;

•	reviewing and recommending to our Board of Directors any compensation for our directors;

•	evaluating the performance of our external manager, ACM;

•	reviewing the compensation and fees payable to ACM under the management agreement;

•	administering the issuance of any common stock or other equity awards issued to our officers and directors and personnel of ACM who provide services to us;

•	reviewing and discussing with management disclosures under the “Compensation Discussion and Analysis,” as required by the SEC; and

•	preparing Compensation Committee reports.

A copy of the Compensation Committee charter is available on ARMOUR’s website at www.armourreit.com under “Governance Documents.”

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2017, Messrs. Hollihan, Guba and Paperin served as the members of the Compensation Committee. Each of the members of the Compensation Committee is an independent director as required under NYSE listing standards. No member of the Compensation Committee is a current or former officer or employee of ours or any of our subsidiaries. There were no transactions during the 2017 fiscal year between us and any of the directors who served as members of the Compensation Committee for any part of the 2017 fiscal year that would require disclosure by us under the SEC rules requiring disclosure of certain relationships and related-party transactions.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Mr. Hain, Ms. Downey and Mr. Guba. Mr. Hain chairs our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for, among other things:

•	seeking, considering and recommending to the Board qualified candidates for election as directors;

•	periodically preparing and submitting to our Board of Directors for adoption the committee’s selection criteria for director nominees;

•	reviewing and making recommendations on matters involving the general operation of our Board of Directors and our corporate governance;

•	annually recommending to the Board nominees for each committee of the Board; and

•	facilitating the assessment of the Board’s performance as a whole and of the individual directors and reporting thereon to our Board of Directors.

A copy of the Nominating and Corporate Governance Committee charter is available on ARMOUR’s website at www.armourreit.com under “Governance Documents.”

Director Compensation

During 2017, we paid our non-executive directors an annual fee of $132,000; 50%, or $66,000 of this fee, was payable in cash and 50%, or $66,000 of this fee, was payable in common stock, cash, or a combination of stock and cash (e.g. to cover estimated income taxes) at the option of the director. In 2017, we paid our lead independent director, Mr. Guba, an annual fee of $35,000 in cash for the additional Board responsibilities associated with that role and paid annual fees of $35,000 in cash to Mr. Staton as our non-executive chairman as well as $25,000 in cash each to Mr. Hollihan as our Compensation Committee chairman and Mr. Hain as our Nominating and Corporate Governance Committee chairman for the additional Board responsibilities associated with those roles. Also, in 2017, we paid to Mr. Paperin as our Audit Committee chairman $70,000 in cash and paid each of our other Audit Committee members $35,000 in cash for the additional responsibilities associated with their Audit Committee roles.

In 2017, our Compensation Committee and Board of Directors approved a grant totaling 12,200 shares of stock to each of our non-executive directors under ARMOUR’s Second Amended and Restated 2009 Stock Incentive Plan (the “Plan”) pursuant to the time-based vesting schedules as follows: with respect to Messrs. Paperin, Hollihan,

Hain, Guba and Ms. Downey, 1,500 shares vested on February 20, 2018 with an additional 1,500 shares vesting on each following May 20, August 20, November 20, and February 20, through May 20, 2019. On August 20, 2019, 1,600 shares will vest, with an additional 1,600 shares vesting on November 20, 2019, at which time all stock shall have vested; with respect to Messrs. Staton and Bell: 600 shares vested on February 20, 2018 with an additional 600 shares vesting on each following May 20, August 20, November 20, and February 20, through May 20, 2022. On August 20, 2022, 700 shares will vest, with an additional 700 shares vesting on November 20, 2022, at which time all stock shall have vested. Directors may elect to receive a portion of their award in cash solely to cover estimated income taxes. See the section titled, “Executive Officer Compensation,” for information on the stock grants we made in 2018 to our executive officers.

The Compensation Committee is committed to the ongoing review and evaluation of our non-executive director compensation levels and program. We have adopted a policy designed to ensure that non-executive directors attain and maintain meaningful levels of stock ownership over time to better align their interests with the interests of ARMOUR’s stockholders. We have established stock ownership targets for non-executive directors to beneficially own ARMOUR common shares with a basis equal to a minimum of three times their annual base cash retainer (currently $66,000), or $198,000. Target ownership levels are to be achieved within five years or less from the date the policy was adopted and all ARMOUR shares received as compensation (on an after tax basis) are to be retained until the individual’s share ownership targets are met. As of the date of this proxy statement, all of our non-executive directors have achieved their stock ownership targets.

We have also adopted a policy prohibiting the hedging and future pledging of our securities by our directors, which provides that such individuals are prohibited from (i) engaging in any hedging transactions (including short-selling, options, puts, and calls, as well as derivatives such as swaps, forwards, and futures transactions) with respect to securities of the Company, and (ii) making or maintaining any pledges of securities of the Company or otherwise holding securities of the Company in a margin account, except with respect to any securities that were already pledged as of the date of adoption of the policy. As of the date of this proxy statement, all of our directors and senior executive officers are in compliance with this policy. In addition, no securities beneficially owned by our directors and executive officers are pledged.

We do not have, and we do not currently intend to adopt, any plans or programs for our directors that provide for pension benefits or the deferral of compensation.

Any member of our Board of Directors who is also an officer or employee of ARMOUR or its affiliates does not receive any compensation from us for serving on our Board of Directors.

All members of our Board are reimbursed for their costs and expenses of serving on the Board, including costs and expenses of attending all meetings of our Board and our committees.

The following table summarizes the compensation that we paid to our non-executive directors in 2017.

2017 Director Compensation Table

Name	Fees Earned or Paid in Cash	Fees Earned or Paid in Stock (1)	Total
Daniel C. Staton	$101,000	$66,000	$167,000
Marc H. Bell	$99,000	$33,000	$132,000
Carolyn Downey	$66,000	$66,000	$132,000
Thomas K. Guba	$101,000	$66,000	$167,000
Robert C. Hain	$126,000	$66,000	$192,000
John P. Hollihan, III	$152,400	$39,600	$192,000
Stewart J. Paperin	$136,000	$66,000	$202,000

(1) Includes up to $66,000 payable in stock, cash, or a combination of stock and cash at the option of the director, to each of our non-executive directors. Certain of our non-executive directors elected to receive a portion of their stock-based board fees in cash to cover estimated income taxes. Shares are distributed quarterly with the actual number of shares being based on the reported closing trade price of ARMOUR common stock on the NYSE at the end of each quarter.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all our directors and officers. We do not have any employees. The code of business conduct and ethics is available at our website at www.armourreit.com under “Governance Documents.”

Corporate Governance Guidelines

Our Board of Directors has adopted a set of corporate governance guidelines, which provide a framework within which the Board and its committees direct the affairs of ARMOUR. The corporate governance guidelines address the roles of the Board and management, functions of the Board, qualifications for directors, director independence, ethics and conflicts of interest among other matters. The corporate governance guidelines are available at our website at www.armourreit.com under “Governance Documents.”

Requesting Corporate Governance Documents

Our code of business conduct and ethics, corporate governance guidelines and lead independent director and committee charters are available at our website at www.armourreit.com. Copies of these documents are also available in print to any stockholder who requests them. Requests should be sent to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: James R. Mountain.

Communication with the Board of Directors, Independent Directors and the Audit Committee

Our Board of Directors may be contacted by any party via mail at the address listed below:

Chairman
Board of Directors
ARMOUR Residential REIT, Inc.
3001 Ocean Drive, Suite 201
Vero Beach, Florida 32963

We believe that providing a method for interested parties to communicate directly with our lead independent director, rather than the full Board, would provide a more confidential, candid and efficient method of relaying any interested party’s concerns or comments. The lead independent director and the independent directors can be contacted by any party via mail at the address listed below:

Lead Independent Director
ARMOUR Residential REIT, Inc.
3001 Ocean Drive, Suite 201
Vero Beach, Florida 32963

The Audit Committee has adopted a process for anyone to send communications to the Audit Committee with concerns or complaints concerning our Company’s regulatory compliance, accounting, audit or internal controls issues. The Audit Committee can be contacted by any party via mail at the address listed below:

Chairman
Audit Committee
ARMOUR Residential REIT, Inc.
3001 Ocean Drive, Suite 201
Vero Beach, Florida 32963

Relevant communications are distributed to the Board, or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded or redirected, as appropriate, such as: business solicitations or advertisements; junk mail and mass mailings; resumes and other forms of job inquiries; spam; and surveys. In addition, material that is unduly hostile, threatening, potentially illegal or similarly unsuitable will be excluded; however, any communication that is excluded will be made available to any outside director upon request.

ARMOUR’S EXECUTIVE OFFICERS
The following is a list of individuals serving as named executive officers of ARMOUR (collectively, the “named executive officers” and individually, each a “named executive officer”) during 2017 and as of the date of this proxy statement. All named executive officers serve at the discretion of our Board of Directors.

Name	Age	Position
Scott J. Ulm	59	Co-Chief Executive Officer, Co-Vice Chairman and Chief Risk Officer
Jeffrey J. Zimmer	60	Co-Chief Executive Officer, Co-Vice Chairman and President
James R. Mountain	58	Chief Financial Officer, Treasurer and Secretary
Mark R. Gruber	42	Chief Operating Officer and Chief Investment Officer
Gordon M. Harper	51	Vice President of Finance and Controller

Please refer to the biographical information for Mr. Ulm and Mr. Zimmer listed above in the section titled “Director Nominees.” The biographical information for Messrs. Mountain, Gruber and Harper are provided below.

James R. Mountain has been the Chief Financial Officer and Treasurer of ARMOUR since September 2012 and the Secretary of ARMOUR since March 2014. Mr. Mountain has also been the Chief Financial Officer of ACM (and its predecessor, ARRM), since September 2012. Mr. Mountain has been the Chief Financial Officer and Treasurer of JAVELIN since September 2012 and has been the Secretary of JAVELIN since March 2014. Mr. Mountain has also served as a manager of LANCE Indemnity Company LLC, a wholly-owned insurance subsidiary of JAVELIN ("LANCE"), since inception in May 2014. LANCE provides D & O insurance coverage to the directors of ARMOUR. Mr. Mountain has also served as the Chief Financial Officer and Secretary of SBBC since January 2015. Mr. Mountain also serves as Chief Financial Officer, Treasurer and Secretary for BUCKLER. Mr. Mountain joined ARMOUR after having spent over 30 years at Deloitte. Mr. Mountain has significant experience in securitization transactions, having been involved in that market since its inception in the mid-1980s, and helped to build Deloitte’s securitization practice. With significant experience in all facets of complex and structured financial transactions, he was also involved in the early development of Deloitte’s global capital markets practice. In these roles, he advised his partners and clients on both the buy-side and sell-side of the capital markets, as well as their regulators, regarding the financial reporting, control, valuation, risk management, and strategic aspects of cutting-edge financial transactions. Mr. Mountain also previously served as a partner in Deloitte’s national office, where he supervised the review and consultation process relating to securities offerings by banks, thrifts, securities dealers, insurance companies, and investment companies. Mr. Mountain earned his Bachelor of Arts degrees in accounting and in economics from the University of Montana, as well as his M.B.A. degree from the University of California, Berkeley. He is a Certified Public Accountant and a member of the American Accounting Association and the American Institute of Certified Public Accountants. Mr. Mountain is a Trustee of the University of Montana Foundation and previously chaired the Foundation’s investment committee and its audit and finance committee.

Mark R. Gruber has been the Chief Operating Officer of ARMOUR since September 2013. In March 2018, Mr. Gruber was promoted from Head of Portfolio Management to the position of Chief Investment Officer, a position previously held by Mr. Ulm. Mr. Gruber was also the Head of Portfolio Management of ACM (and its predecessor, ARRM) since June 2010 and its Chief Operating Officer since September 2013. In March 2018, Mr. Gruber was promoted from Head of Portfolio Management, to the position of Chief Investment Officer, a position previously held by Mr. Ulm. Mr. Gruber has served as the Chief Operating Officer of JAVELIN since September 2013 and was Head of Portfolio Management from 2012 to March 2018 when he became its Chief Investment Officer. Mr. Gruber has also served as a manager of LANCE, since its inception in May 2014. Mr. Gruber has also served as the Chief Operating Officer and Head of Portfolio Management of SBBC since January 2015. Mr. Gruber also serves as Chief Operating Officer for BUCKLER. From April 2008 until joining ACM in June 2010, Mr. Gruber managed an approximately $1.1 billion mortgage portfolio for Penn Mutual Life Insurance. From June 2005 to March 2008, Mr. Gruber was Vice-President of Research and Trading at Bimini Capital Management, Inc., a publicly traded REIT that managed approximately $4 billion in agency mortgage assets. Mr. Gruber previously worked for Lockheed Martin at the Knolls Atomic Power Laboratory where he was an engineer for the Naval

Nuclear Propulsion Program. Mr. Gruber holds an M.B.A. degree with University Honors from the Tepper School of Business at Carnegie Mellon, an M.S. degree in Mechanical and Aerospace Engineering from the University of Virginia, and a B.S. degree in Mechanical Engineering with High Honors from Lehigh University.

Gordon M. Harper has been the VP of Finance and Controller of ARMOUR since December 2015 and became a named executive officer of the Company in February 2017. Mr. Harper has also been the VP of Finance and Controller of ACM since December 2015. Mr. Harper has also served as Controller for BUCKLER since 2017. Mr. Harper joined ARMOUR after a career at Deloitte & Touche LLP spanning 25 years. At Deloitte, Mr. Harper was an audit client service partner serving banking and insurance clients in the United States, Canada and the Caribbean. His experience includes advising companies on internal control matters including Sarbanes-Oxley 404 requirements as well as GAAP and International Financial Reporting Standards and public company regulatory and securities reporting requirements. He has advised and assisted on complex accounting matters, mergers and acquisitions, divestitures, due diligence, and securities filings in the United States, Canada and Europe. Mr. Harper is a Chartered Professional Accountant Ontario, and a Certified Public Accountant, Illinois. He holds a Bachelor of Commerce (Honours), from Queen’s University.

EXECUTIVE OFFICER COMPENSATION
Compensation Discussion and Analysis

This compensation discussion and analysis describes our compensation objectives and policies in relation to compensation received for the year ended December 31, 2017 by our named executive officers , which consist of Scott J. Ulm, our Co-Chief Executive Officer, Co-Vice Chairman and Chief Risk Officer, Jeffrey J. Zimmer, our Co-Chief Executive Officer, Co-Vice Chairman and President, James R. Mountain, our Chief Financial Officer, Treasurer and Secretary, Mark R. Gruber, our Chief Operating Officer and Chief Investment Officer and Gordon M. Harper, our Vice-President of Finance and Controller. Messrs. Ulm, Zimmer, Mountain and Gruber also serve as executive officers of JAVELIN.

At our 2017 annual meeting of stockholders, we provided our stockholders with a proposal to approve, on an advisory basis, the compensation of our named executive officers. An overwhelming majority of our stockholders (approximately 93%) that voted at the annual meeting of stockholders with respect to this advisory, non-binding vote, approved the compensation of our named executive officers as described in our proxy statement for our 2017 annual meeting of stockholders.

2017 Executive Compensation

Based upon the results of the advisory vote, our investor outreach and a review of our 2017 compensation policies, we believe that our 2017 compensation policies and decisions are consistent with the compensation philosophy and objectives discussed below and effectively align the interests of our named executive officers and other key professionals with the long-term goals of the Company. We are managed by ACM pursuant to management agreements between ACM and ARMOUR (collectively, the “Management Agreements”). We do not have any employees whom we compensate directly with salaries, bonuses or other compensation. Our named executive officers, who are employees of ACM, do not receive cash compensation directly from us for serving as executive officers, but are primarily compensated by ACM for services they perform for ACM and for us as our named executive officers. Pursuant to the terms of the Management Agreements, ACM provides us with executive personnel, including the individuals who act as our executive officers. We compensate ACM for these services and all other services performed by ACM pursuant to the Management Agreements through payments of management fees and reimbursements and awards under the Plan described below. We have limited our role in compensating our named executive officers to granting equity compensation. See the section in this proxy statement below titled, “Certain Relationships and Related Party Transactions” for a further description of the Management Agreement, the relationships between ACM and ARMOUR, the management fees that we pay to ACM, and how ACM compensates our named executive officers. The pay ratio disclosure rules of Item 402(u) of Regulation S-K requires an issuer to disclose the ratio of the total compensation of the median employee of the issuer and its consolidated subsidiaries, if any, to the total compensation of the issuer’s Chief Executive Officer. Because we are externally-managed and therefore have no employees, we do not believe such pay ratio disclosure would provide meaningful information to our stockholders and, therefore, do not provide this disclosure in the proxy statement.

Mr. Ulm and Mr. Zimmer do not receive any cash compensation from us for their services as our executive officers, and we do not specifically reimburse ACM for cash compensation paid to Mr. Ulm and Mr. Zimmer. Mr. Ulm and Mr. Zimmer are, however, substantial equity holders of ACM and, accordingly, have an interest in the profits and losses of ACM from its past, present and future investments and businesses. Equity returns to the equity holders of ACM are not directly related to services rendered by Mr. Ulm and Mr. Zimmer to ACM or us and would be distributed to such equity holders even if they did not personally perform any services for ACM or us. The payments made to Mr. Ulm and Mr. Zimmer are paid by ACM to them as partnership distributions. Such partnership distributions fluctuate each year based on the net operating cash flow of ACM and ACM’s overall investment and financing decisions.

Mr. Mountain, Mr. Gruber and Mr. Harper also do not receive cash compensation directly from us, and we also do not reimburse ACM for cash compensation paid to them. Mr. Mountain, Mr. Gruber and Mr. Harper do, however, receive compensation directly from ACM in the form of salaries and bonuses. Such compensation amounts are determined by ACM and not by us, our Board or the Compensation Committee. In determining such salaries and bonuses, ACM considers the general compensation practices in our industry, including anticipated compensation requirements of other candidates who could potentially fill the positions, as well as the relative and absolute financial performance of ARMOUR and each person's role in the achievement of that performance, and the nature and results of their contribution to ACM business activities unrelated to ARMOUR.

During 2017, our five named executive officers as a group received aggregate salaries of $1,550,000 and aggregate cash bonuses of $1,555,000 from ACM. These salaries and bonuses were paid to Messrs. Mountain, Gruber and Harper. Messrs. Zimmer and Ulm did not receive salaries and bonuses from ACM in 2017. Our five named executive officers also received aggregate realized incentive compensation consisting of the value of vested shares and dividend equivalent payments on unvested shares of $908,408 during 2017. For context, ARMOUR paid aggregate management fees to ACM of $26.6 million during 2017.

Notwithstanding the fact that we do not pay cash compensation to our named executive officers, our Compensation Committee may award equity compensation directly to our executive officers, ACM employees or to ACM for awards to ACM employees serving us, in addition to the management fees we pay ACM. In making the determination of whether or not to award equity compensation, our Compensation Committee takes into account, among other things, the management fees we pay to ACM and individual and company performance, both on an absolute basis and relative to our peers.

In 2017, our Compensation Committee and Board of Directors approved a grant totaling 122,000 shares of stock to each of Mr. Zimmer and Mr. Ulm, 61,000 shares of stock to each of Mr. Mountain and Mr. Gruber and 20,600 shares of stock to Mr. Harper, under the Plan pursuant to the time-based vesting schedules as follows: with respect to Messrs. Zimmer and Ulm, 6,100 shares vested on February 20, 2018 with an additional 6,100 shares vesting on each following May 20, August 20, November 20, and February 20, through November 20, 2022, at which time all stock shall have vested; with respect to Messrs. Mountain and Gruber, 3,000 shares vested on February 20, 2018 with an additional 3,000 shares vesting on each following May 20, August 20, November 20, and February 20, through May 20, 2020. On August 20, 2020, 3,100 shares will vest, with an additional 3,100 shares vesting on each following November 20, February 20, May 20, and August 20 through November 20, 2022, at which time all stock shall have vested; with respect to Mr. Harper, 1,000 shares vested on February 20, 2018 with an additional 1,000 shares vesting on each following May 20, August 20, November 20, and February 20, through May 20, 2021. On August 20, 2021, 1,100 shares will vest, with an additional 1,100 shares vesting on each following November 20, February 20, May 20, and August 20, through November 20, 2022, at which time all stock shall have vested. Officers may elect to receive a portion of their award in cash solely to cover estimated income taxes.

The Compensation Committee considered a number of key company results and developments in determining whether it was appropriate to grant awards for the fiscal year ended December 31, 2017, including:

•	absolute and relative total stockholder returns,

•	total economic return, and

•	the establishment of the firm’s Buckler securities affiliate.

Total stockholder returns and total economic returns were 30.01% and 17.8%, respectively for 2017.

The Compensation Committee does not intend to grant awards to named executive officers with respect to years where either total stockholder return or total economic return are negative. The Plan prohibits the repricing of previous awards. We will continue to monitor our use of equity compensation in the future to ensure that our overhang and burn rate are maintained at or below comparative market values.

The Plan is used to align the interests of our named executive officers and other key professionals with our long-term goals. Our named executive officers’ compensation is derived from the stock awards previously granted to them in 2017, 2013, 2012 and 2011 by our Board of Directors, upon the recommendation of the Compensation Committee, pursuant to our Plan, which vest or vested on a quarterly basis over 20 quarters. We believe that the equity compensation program provides the appropriate balance to encourage long-term performance without excessive risk-taking.

Incentive equity awards under the Plan vest over time and require continued service to ARMOUR.

Our success is dependent, in large part, on our ability through our Management Agreements with ACM and our equity incentive program to attract, motivate and retain high-performing senior executives who are committed to our core values of stockholder value, prudent risk-taking and integrity. The REIT and mortgage investment industry is highly competitive and attracting and retaining experienced professionals represents a comparative advantage. We compete with a large number of REIT companies, funds, financial institutions and specialty finance companies for executive talent which has significant career mobility. Many of those companies are privately owned and/or have significantly larger market capitalization than we do. Accordingly, they may have significantly more flexibility and resources as it relates to compensating their key professionals. We are a specialized company in a highly competitive industry and our ability to attract, retain and reward our executive officers and other key professionals is essential to maintaining our competitive position. We strongly believe that offering incentives in the form of equity awards is critical to our ability to do so and aligns the interests of our named executive officers and other key professionals with those of our stockholders.

We have historically limited equity compensation to our named executive officers and other key professionals because, among other reasons, we have determined that: (i) these program participants have the greatest impact on our long-term performance; (ii) we have a limited ability to offer equity compensation without undue dilution of existing stockholders, and (iii) equity compensation grants that are subject to the restrictive requirements of our equity compensation program are of limited value in compensating ACM’s administrative and clerical employees.

The Compensation Committee’s objectives in developing and administering our equity compensation program are to:

•	focus decision-making and behavior on goals that are consistent with our overall business strategy without threatening the long-term viability of our company;

•	attract, retain and motivate highly-skilled executive officers that will contribute to our successful performance;

•	align the interests of our named executive officers with the interests of our stockholders by motivating executives to increase long-term stockholder value;

•	provide compensation opportunities that are competitive within industry standards thereby reflecting the value of the position in the marketplace;

•	support a culture committed to paying for performance where compensation is commensurate with the level of performance achieved; and

•
maintain flexibility and discretion to allow us to recognize the unique characteristics of our operations and strategy, and our prevailing business environment, as well as changing labor market dynamics.

We take a disciplined approach to the expense management of our compensation programs. The Compensation Committee has historically limited, and intends to continue to limit, the total equity awards granted in any given year to no more 1.25% of the weighted-average shares of common stock outstanding for the year. For fiscal years 2017, 2016, 2015, 2014, 2013 and 2012, our burn rate (which is total equity awards granted in a fiscal year divided by total weighted-average shares of common stock outstanding for the year) was 1.19%, 0%, 0%, 0%, 0.35% and 0.29% (since no equity awards were granted in 2016, 2015 and 2014), respectively. Some analysts weight full value awards, such as those granted by ARMOUR, more heavily than equity option awards. For example, weighting our awards by a factor of 2.5 results in an adjusted burn rate of 2.98%, 0%, 0%, 0%, 0.88% and 0.73%, respectively. Our awards to date vest ratably over a period of 20 quarters. These vesting schedules are designed to both further the retention, incentive and goal alignment objectives of the awards as well as to appropriately apportion the expense of the awards. The resulting realized dilution rate (which is the total shares issued net of withholdings divided by total weighted-average shares of common stock outstanding for the year) was 0.09% 0.11%, 0.10%, 0.08%, 0.08%, and 0.05%, respectively.

We have proactively managed the overall affordability of our equity compensation programs to limit dilutive effects to our stockholders and, in each year since our initial public offering, have consistently returned a significant amount of cash to our stockholders through dividends and, beginning in 2013, share repurchases. Dividends paid on our common stock totaled more than $1.3 billion for 2017, 2016, 2015, 2014, 2013, 2012, 2011 and 2010. We did not repurchase any shares of common stock during the year ended December 31, 2017. The total dilutive charges to equity awarded under the Plan was approximately $0.9 million during the year ended December 31, 2017.

The ability to appropriately use our stock as part of our compensation program is also important to our continued success because it fosters a pay-for-performance culture, which is an important element of our overall compensation program. We believe that equity compensation motivates our named executive officers and other key professionals to create stockholder value because the value they realize from equity compensation is based on our common stock performance.

The Compensation Committee will consider placing conditions on the granting and vesting of future awards based on meeting appropriate performance targets focused on our absolute and relative performance compared to comparable companies.

The Compensation Committee is committed to the ongoing review and evaluation of our named executive officer compensation levels and program. We have adopted a policy designed to ensure that senior executive officers attain and maintain meaningful levels of stock ownership over time to better align their interests with the interests of ARMOUR’s stockholders. As a result, we have established stock ownership targets for each of our Co-Chief Executive Officers, our Chief Financial Officer and Chief Operating Officer to beneficially own ARMOUR common shares with a basis equal to a minimum of $2,000,000, $1,000,000 and $750,000, respectively. The Co-Chief Executive Officers have achieved their target ownership levels as of December 31, 2017. The Chief Financial Officer and Chief Operating Officer have made substantial progress towards achieving their target ownership levels, which are to be achieved by April 7, 2020 or before. We have also adopted a policy for our senior executive officers that all ARMOUR shares received as compensation (on an after tax basis) are to be retained until the individual’s share ownership targets are met.

We have also adopted a policy prohibiting the hedging and future pledging of our securities by our officers, which provides that such individuals are prohibited from (i) engaging in any hedging transactions (including short-selling, options, puts, and calls, as well as derivatives such as swaps, forwards, and futures transactions) with respect to securities of the Company, and (ii) making or maintaining any pledges of securities of the Company or otherwise holding securities of the Company in a margin account, except with respect to any securities that were already pledged as of the date of adoption of the policy.

It is the Compensation Committee’s view that compensation decisions are best made after a deliberate review of company and individual performance, as well as agency mortgage REIT industry compensation levels, within the risk parameters established by management and the Board of Directors. Consistent with this view, the Compensation Committee periodically assesses our performance within the context of the agency mortgage REIT industry’s overall performance and internal performance standards and evaluates individual executive officer performance relative to the performance expectations for their respective position.

The Compensation Committee makes all equity compensation decisions related to the named executive officers. When making equity compensation decisions for our named executive officers, the Compensation Committee seeks input from members of the Board of Directors and, with respect to our non-CEO executive officers, Scott J. Ulm and Jeffrey J. Zimmer, our Co-Chief Executive Officers. The Compensation Committee engages in discussions and makes final determinations related to equity compensation paid to the named executive officers.

ARMOUR 2009 Stock Incentive Plan

In 2009, we adopted the Plan to attract, retain and reward directors, officers and other employees, and other persons who provide services to us (“Eligible Individuals”). The Board initially allocated up to 31,250 shares to be available under the Plan. On July 18, 2011, our stockholders approved an amendment to the Plan to increase the number of shares issuable thereunder from 31,250 shares to 250,000 shares and the Plan was amended accordingly. The Plan was further amended on May 8, 2014, when our stockholders approved an increase in the number of shares issuable thereunder from 250,000 shares to 1,875,000 shares. The Plan allows us to grant a variety of stock-based and cash-based awards to Eligible Individuals.

The Plan is administered by the Compensation Committee. The Compensation Committee has the full authority to administer and interpret the Plan, to authorize the granting of awards, to determine the eligibility to receive an award, to determine the number of shares of common stock to be covered by each award (subject to the limitations provided in the Plan), to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the Plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. In connection with this authority, the Compensation Committee may, among other things, establish required periods of employment and/or performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The Compensation Committee administering the Plan is composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 of the Exchange Act, non-employee directors and will, at such times as we are subject to Section 162(m) of the Code, qualify as an outside director for purposes of Section 162(m) of the Code.

Available Shares

The Plan provides for grants of common stock, restricted shares of common stock, stock options, performance shares, performance units, restricted stock units (“RSUs”), stock appreciation rights and other equity-based and cash-based awards. The total number of shares of common stock that may be issued under the Plan is 1,875,000 shares, of which 1,137,223 remain available for future issuance.

The Plan allows for the Compensation Committee or the Board to expand the types of awards available under the Plan. The maximum number of shares that may underlie awards in any one year to any eligible person will be determined by the Compensation Committee or the Board. If an award granted under the Plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards.

The Compensation Committee’s objectives in developing and administering our equity compensation program are to:

•	focus decision-making and behavior on goals that are consistent with our overall business strategy without threatening the long-term viability of our company;

•	attract, retain and motivate highly-skilled executive officers that will contribute to our successful performance;

•	align the interests of our named executive officers with the interests of our stockholders by motivating executives to increase long-term stockholder value;

•	provide compensation opportunities that are competitive within industry standards thereby reflecting the value of the position in the marketplace;

•	support a culture committed to paying for performance where compensation is commensurate with the level of performance achieved; and

•
maintain flexibility and discretion to allow us to recognize the unique characteristics of our operations and strategy, and our prevailing business environment, as well as changing labor market dynamics.

The following table provides information as of December 31, 2017 with respect to shares of common stock reserved for future issuance under our equity compensation plans:

Plan Category	Number of Securities to be Issued upon the Vesting of Stock Awards Outstanding	Weighted-Average Exercise Price of Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity Compensation Plans Approved by Stockholders (1)	472,000	(2)	1,137,223
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	472,000	$—	1,137,223

(1) Consists of the Plan under which the Compensation Committee or Board of Directors generally grants common stock, restricted shares of common stock, stock options, performance units, RSUs and stock appreciation rights to officers and directors of ARMOUR and employees of our manager, ACM.
(2) All outstanding awards represent unvested restricted shares of common stock.
Awards under the Plan
Restricted Shares of Common Stock. A restricted share award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, the Compensation Committee may impose at the date of grant. Grants of restricted shares of common stock will be subject to vesting schedules as determined by the Compensation Committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the Compensation Committee may determine. Except to the extent restricted under the award agreement relating to the restricted shares of common stock, a participant granted restricted shares of common stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends or distributions on the restricted shares of common stock. Such dividends and distributions, however, may be held in escrow until all restrictions on the underlying shares have lapsed. Although dividends may be paid on restricted shares of common stock, whether or not vested, at the same rate and on the same date as on shares of our common stock, holders of restricted shares of common stock are generally prohibited from selling such shares until they vest.
Stock Options and Stock Appreciation Rights. A stock option is a right to purchase a specified number of shares of our common stock at an exercise price established at the date of grant. Stock options granted may be either non-qualified stock options or incentive stock options (which are intended to qualify as “incentive stock options” within Section 422 of the Code). A stock appreciation right (“SAR”) entitles the recipient to receive, upon surrender of the SAR, an amount of cash or number of shares of our common stock having a fair market value equal to the positive difference, if any, between the fair market value of one share of common stock on the date of exercise and the exercise price of the SAR. The Compensation Committee will specify at the time an option or SAR is granted, when and in what proportions an option or SAR becomes vested and exercisable in accordance with the Plan.
Performance-Based Awards. The Compensation Committee may grant performance awards, which may be cash or equity based, including performance units and performance shares. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable, or as a condition to accelerating the timing of such events. The Compensation Committee will set the performance goals used to determine the amount payable pursuant to a performance award.

Other Awards. The Compensation Committee may also award to certain eligible persons shares of our common stock, or RSUs or other awards whose value is based, in whole or in part, on our common stock. Such awards may be in addition to any other awards made under the Plan, and subject to such other terms and restrictions as determined by the Compensation Committee in its discretion.
Summary Compensation Table

The following table provides information regarding compensation earned by each of the Company’s named executive officers for the calendar year ended December 31, 2017, as well as for the calendar years ended December 31, 2016 and December 31, 2015. As described in the compensation discussion and analysis section included in this proxy statement, none of the named executive officers of the Company are employees of the Company and the Company did not directly pay any cash compensation to the named executive officers for or in such calendar years.

Name and Principal Positions	Year	Stock Awards (1)	All Other Compensation (2)	Total
Scott J. Ulm Co-Chief Executive Officer, Co-Vice Chairman and Chief Risk Officer	2017	$332,344	$42,063	$374,407
	2016	$—	$80,320	$80,320
	2015	$—	$183,448	$183,448
Jeffrey J. Zimmer Co-Chief Executive Officer, Co-Vice Chairman and President	2017	$332,344	$42,063	$374,407
	2016	$—	$80,320	$80,320
	2015	$—	$183,448	$183,448
James R. Mountain Chief Financial Officer, Treasurer and Secretary	2017	$51,796	$14,533	$66,329
	2016	$—	$10,400	$10,400
	2015	$—	$21,073	$21,073
Mark R. Gruber (3) Chief Operating Officer and Chief Investment Officer	2017	$42,391	$14,000	$56,391
	2016	$0	$10,027	$10,027
	2015	$0	$22,580	$22,580
Gordon M. Harper (4) Vice President of Finance and Controller	2017	$32,960	$3,914	$36,874
	2016	$—	$—	$—
	2015	$—	$—	$—

(1) Reflects the aggregate value of all quarterly vesting of stock awards in 2017 based upon the closing price of our common stock on the NYSE on the respective vesting dates.
(2) All other compensation represents dividends and distributions on unvested shares of stock. See the table “Outstanding Equity Awards at December 31, 2017” below for further information on unvested shares of stock.
(3) Mr. Gruber assumed the position of Chief Investment Officer from Mr. Ulm in 2018.
(4) Mr. Harper became a named executive officer in 2017.

Grants of Plan-Based Awards

The following table reflects grants of Plan-based awards in 2017.

Name	Date of Grant	Stock Awards: Number of Shares	Weighted Average Grant Date Fair Value of Stock Awards
Scott J. Ulm	11/20/2017	122,000	$3,028,040
Jeffrey J. Zimmer	11/20/2017	122,000	$3,028,040
James R. Mountain	11/20/2017	61,000	$1,514,020
Mark R. Gruber	11/20/2017	61,000	$1,514,020
Gordon M. Harper	11/20/2017	20,600	$511,292

Outstanding Equity Awards at December 31, 2017

The following table sets forth information on the holdings of equity awards by our named executive officers as of December 31, 2017:

	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (2)
Scott J. Ulm	122,000	$3,137,840
Jeffrey J. Zimmer	122,000	$3,137,840
James R. Mountain	61,000	$1,568,920
Mark R. Gruber	61,000	$1,568,920
Gordon M. Harper	20,600	$529,832

(1) Represents the following time-based vesting rates beginning on February 20, 2018: with respect to Messrs. Zimmer and Ulm, 6,100 shares vested on February 20, 2018 with an additional 6,100 shares vesting on each following May 20, August 20, November 20 and February 20, through November 20, 2022, at which time all stock shall have vested; with respect to Messrs. Mountain and Gruber, 3,000 shares vested on February 20, 2018 with an additional 3,000 shares vesting on each following May 20, August 20, November 20 and February 20, through May 20, 2020. On August 20, 2020, 3,100 shares will vest, with an additional 3,100 shares vesting on each following November 20, February 20, May 20, and August 20 through November 20, 2022, at which time all stock shall have vested; with respect to Mr. Harper, 1,000 shares vested on February 20, 2018 with an additional 1,000 shares vesting on each following May 20, August 20, November 20 and February 20, through May 20, 2021. On August 20, 2021, 1,100 shares will vest with an additional 1,100 shares vesting on each following November 20, February 20, May 20, and August 20, through November 20, 2022, at which time all stock shall have vested.
(2) Based on $25.72 per share, the closing trade price of ARMOUR common stock on the NYSE on December 31, 2017.

Stock Vested in 2017

The following table sets forth information on the shares of stock held by our named executive officers that vested during the year ended December 31, 2017. The shares of stock described below were approved by our Compensation Committee and Board of Directors to be granted to our named executive officers pursuant to our Plan.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)	Value Realized on Vesting at December 31, 2017 (2)
Scott J. Ulm	13,250	$332,344	$340,790
Jeffrey J. Zimmer	13,250	$332,344	$340,790
James R. Mountain	2,065	$51,796	$53,112
Mark R. Gruber	1,690	$42,391	$43,467
Gordon M. Harper	1,314	$32,960	$33,796

(1) Reflects the aggregate value of all quarterly vesting of stock awards in 2017 based upon the closing price of our common stock on the NYSE on the respective vesting dates. Represents the following vesting rates that began on March 31, 2013, with respect to the grant in that year pursuant to our Plan: shares granted to each of Messrs. Ulm and Zimmer vested at the rate of 3,312 shares per quarter; shares granted to Mr. Mountain vested at the rate of 516 shares per quarter; shares granted to Mr. Gruber vested at the rate of 422 shares per quarter; and shares granted to Mr. Harper vested at the rate of 328 shares per quarter. As of December 31, 2017, no executive officer had unvested stock awards remaining under these grants.
(2) Based on $25.72 per share, the closing price of our common stock on the NYSE on December 31, 2017.

Change in Control

Upon a Change in Control, as defined in the Plan, the Compensation Committee may make certain adjustments which it, in its discretion, determines are necessary or appropriate in light of the Change in Control. These include, accelerating the vesting of some or all of the awards under the Plan, terminating all awards under the Plan (allowing for either the exercise of vested awards or a cash payment in lieu of vested awards), converting the awards to the right to receive proceeds in the event of liquidation, or a combination of any of the foregoing. In the event that the Compensation Committee does not terminate or convert an award upon a Change in Control, then the award shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

Our Board may amend, alter or discontinue the Plan but cannot take any action that would impair the rights of a participant without such participant’s consent. To the extent necessary and desirable, the Board must obtain approval of our stockholders for any amendment that would:

•	other than through adjustment as provided in the Plan, increase the total number of shares of common stock reserved for issuance under the Plan;

•	change the class of persons eligible to participate in the Plan;

•	reprice any stock option awards under the Plan; or

•	otherwise require such approval.

The Compensation Committee may amend the terms of any award granted under the Plan, prospectively or retroactively, but generally may not impair the rights of any participant without his or her consent.

Potential Payments Upon Termination or Change in Control

Pursuant to the terms of the individual executive officer's award and in accordance with the Plan, upon a Change in Control (as defined in the Plan) or a termination of the management agreement by us without Cause (as defined in the management agreement and determined in accordance with it), all outstanding stock awards immediately vest. The following table sets forth estimates of the potential benefits to our named executive officers in connection with a Change in Control or termination of the management agreement without Cause, assuming such event occurred on December 31, 2017. The actual payments due on terminations occurring on different dates could materially differ from the estimates in the table.

Name	Value of Vesting Stock Awards (1)
Scott J. Ulm	$3,137,840
Jeffrey J. Zimmer	$3,137,840
James R. Mountain	$1,568,920
Mark R. Gruber	$1,568,920
Gordon M. Harper	$529,832

(1) Consists of all outstanding Plan-based stock awards held by such named executive officer that had not vested as of December 31, 2017. The values are based on $25.72 per share, the closing price of ARMOUR common stock on the NYSE on December 31, 2017.

COMPENSATION COMMITTEE REPORT
In accordance with the powers and duties of the Compensation Committee as set forth in its charter, the Compensation Committee hereby reports the following:

1.
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K set forth elsewhere in this proxy statement; and

2.
Based on the review and discussion referred to in the preceding paragraph, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

John P. Hollihan, III (Chairman)
Stewart J. Paperin
Thomas K. Guba

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common stock as of the close of business on March 23, 2018 by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all of our officers and directors as a group.

As of the close of business on March 23, 2018, we had 41,898,404 shares of common stock issued and outstanding. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Approximate Percentage of Outstanding Common Stock
Officers and Directors
Scott J. Ulm	103,364		*
Jeffrey J. Zimmer	118,548		*
James R. Mountain	29,579		*
Mark R. Gruber	28,300		*
Gordon M. Harper	5,954		*
Daniel C. Staton	266,442	(3)	*
Marc H. Bell	19,956		*
Carolyn Downey	14,713		*
Thomas K. Guba	41,307		*
Robert C. Hain	9,779	(4)	*
John P. Hollihan, III	15,326		*
Stewart J. Paperin	16,933	(5)	*
All directors and executive officers as a group (12 individuals)	670,201		1.6%

5% Holders
BlackRock, Inc.	6,091,250	(6)	14.5%
The Vanguard Group Inc.	3,751,680	(7)	9.0%

*less than 1%
(1) Unless otherwise noted, the business address of each of the following is 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963.
(2) Includes shares of common stock which the person has the right to acquire within 60 days of March 23, 2018.
(3) Represents shares held by DM Staton Family Limited Partnership. Mr. Staton is a general partner and a limited partner of DM Staton Family Limited Partnership. Mr. Staton is deemed to beneficially own and has a pecuniary interest in these shares.
(4) Includes 7,529 shares held by the RCH Guernsey Trust with HW Trust Company Limited acting as the trustee of the Trust. Mr. Hain is deemed to beneficially own the shares held by the RCH Guernsey Trust and has a pecuniary interest in the shares held therein.
(5) Includes 1,040 shares held by the Stewart J. Paperin Family Trust. Mr. Paperin is deemed to beneficially own these shares and has a pecuniary interest in the shares held therein.

(6) Based on a Schedule 13G/A filed with the SEC on January 19, 2018, BlackRock, Inc., a Delaware corporation, which serves as the parent holding company or control person of its subsidiaries, BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd., and BlackRock Investment Management, LLC, through which it acquired the shares of common stock held directly by BlackRock, Inc., has sole voting and dispositive power with respect to 6,008,245 shares and 6,091,250 shares, respectively, and shared voting and dispositive power with respect to no shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY, 10055.
(7) Based on a Schedule 13G/A filed with the SEC on February 12, 2018. The Vanguard Group Inc. has sole voting and dispositive power with respect to 45,349 shares and 3,702,126 shares, respectively, and shared voting and dispositive power with respect to 6,767 shares and 49,554 shares, respectively. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group Inc., is the beneficial owner of 42,787 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group Inc., is the beneficial owner of 9,329 shares as a result of its serving as investment manager of Australian investment offerings. The Vanguard Group Inc.’s address is 100 Vanguard Blvd., Malvern, PA, 19355.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
ARMOUR Management Agreement

In 2009, we entered into a management agreement with ARRM (as amended from time to time, the “ARMOUR Management Agreement”), which requires ACM, the successor to ARRM, to manage our business affairs in conformity with certain restrictions contained in the ARMOUR Management Agreement, including any material operating policies adopted by us.

Pursuant to the terms of the ARMOUR Management Agreement, ACM, in which we have no ownership interest, is responsible for (i) advising us with respect to, arranging for, and managing the acquisition, financing, management and disposition of, our investments, (ii) evaluating the duration risk and prepayment risk of our investments and arranging borrowing and hedging strategies, and (iii) coordinating our capital raising activities. In conducting these activities, ACM advises us on the formulation of, and implementation of, our operating strategies and policies, arranges our acquisition of assets, monitors the performance of our assets, arranges for various types of financing and hedging strategies, and provides administrative and managerial services in connection with our day-to-day operations, as may be required from time to time for management of our assets. In addition, ACM provides us with executive personnel along with administrative personnel, office space, and other appropriate services required in rendering ACM’s management services to us.

On November 6, 2009, we entered into a first amended and restated management agreement with ARRM for the sole purpose of reducing the monthly management fee to 1/12th of 1% of ARMOUR Gross Equity Raised (as defined below), including initial gross merger equity as well as any future ARMOUR Gross Equity Raised, until gross equity raised was $50 million, inclusive of gross merger equity. We reached this threshold on December 22, 2010. Thereafter, the monthly management fee became 1/12th of (a) 1.5% of ARMOUR Gross Equity Raised up to $1 billion, and (b) 0.75% of ARMOUR Gross Equity Raised in excess of $1 billion. The term “ARMOUR Gross Equity Raised” means (i) ARMOUR’s initial equity capital following the consummation of ARMOUR’s merger in 2009, plus (ii) equity capital raised in public or private issuances of ARMOUR’s equity securities (calculated before underwriting fees and distribution expenses, if any), less capital returned to ARMOUR’s stockholders (which includes (i) the purchase price of equity securities ARMOUR repurchases, and (ii) dividends ARMOUR pays to the extent that such dividends are deemed a return of capital for tax purposes), as adjusted to exclude one-time charges pursuant to changes in generally accepted accounting principles (“GAAP”) and certain non-cash charges after discussion between ACM and the Board and approved by a majority of the Board. We are also obligated to reimburse certain expenses incurred by ACM and its affiliates. ACM is further entitled to receive a termination fee from us under certain circumstances.

On June 18, 2012, we further amended and restated the first amended and restated management agreement, dated November 6, 2009, with ARRM by entering into a second amended and restated management agreement. Pursuant to the second amended and restated management agreement, the initial term of the first amended and restated management agreement (the “Initial Term”) was extended for ten (10) years (the “New Initial Term”) commencing June 18, 2012, unless earlier terminated by either ARMOUR or ACM, pursuant to the terms of the second amended and restated management agreement. In addition, the second amended and restated management agreement provides that following the New Initial Term, the second amended and restated management agreement will automatically renew for successive five-year renewal terms (each, a “Renewal Term”), unless either ARMOUR or ACM gives advance notice to the other of its intent not to renew the second amended and restated management agreement prior to the expiration of the New Initial Term or any Renewal Term, as applicable, subject to the terms and conditions for, and the restrictions on, the giving of such notice contained in the second amended and restated management agreement.

On February 25, 2014, we entered into a third amended and restated management agreement with ARRM. The purpose of the third amended and restated management agreement was to clarify, among other things, that (i) ARMOUR Gross Equity Raised, excludes: (a) the value of securities we repurchase, and (b) dividends we pay to the extent that such dividends are deemed a return of capital for tax purposes; (ii) a Corporate Event, as defined in the third amended and restated management agreement, will be deemed a termination without Cause, as defined in the third amended and restated management agreement, entitling ACM to a termination fee, as described below, if such a Corporate Event occurs during the term of the third amended and restated management agreement; and (iii) upon a termination of the third amended and restated management agreement by us without Cause, the third amended and restated management agreement provides that we shall pay ACM a termination fee equal to the greater of (a) the management fee as calculated immediately prior to the effective date of the termination of the third amended and restated management agreement for the remainder of the then current term, or (b) three (3) times the management fee paid to ACM in the preceding twelve-month period before such termination, calculated as of the effective date of the termination.

On December 19, 2014, ARRM was converted into a Delaware limited partnership and changed its name to “ARMOUR Capital Management LP” (“ACM”) under Delaware law, which resulted in ACM becoming the successor to ARRM as our manager in connection with the conversion and name change. Effective January 1, 2015, entities owned by Messrs. Staton and Bell became owners, collectively, of 25% of the limited partnership interests in ACM and SBBC became 99% owned by ACM, pursuant to a contribution agreement dated October 31, 2014. Our rights and obligations under the ARMOUR Management Agreement and the ARMOUR Sub-Management Agreement (as defined below) were not adversely affected by the conversion and name change or the transactions effected pursuant to the contribution agreement.

On February 23, 2015, we entered into a fourth amended and restated management agreement with ACM. The purpose of the fourth amended and restated management agreement was to reflect ACM’s succession under Delaware law to ARRM as our manager.

On February 14, 2017, ARMOUR and ACM further amended and restated the ARMOUR Management Agreement by entering into a fifth amended and restated management agreement, dated February 14, 2017 and effective December 29, 2016. Pursuant to Section 1.14 of the ARMOUR Management Agreement, “Gross Equity Raised” as defined therein, is reduced by capital returned to the stockholders of ARMOUR. The last sentence of Section 1.14 states that, “For purposes of the preceding sentence, capital returned to stockholders shall include (i) the purchase price of Equity Securities repurchased by the REIT and (ii) dividends paid by the REIT to the extent that such dividends are deemed a return of capital for tax purposes.” Pursuant to the fifth amended and restated management agreement, part (ii) of the last sentence of Section 1.14 was amended to state, “liquidation distributions as approved and so designated by a majority of the Board of Directors,” for the purpose of revising the definition of “Gross Equity Raised” to reflect the fact that the Company has been earning, and expects and desires to continue to earn “to-be-announced drop income,” which is advantageous to the Company and its stockholders from an economic and tax perspective.

On November 20, 2017 we further amended and restated the ARMOUR Management Agreement, between ARMOUR and ACM. Such ARMOUR Management Agreement, as further amended and restated, replaced the existing Fifth Amended and Restated Management Agreement.

The ARMOUR Management Agreement primarily:

•
Extended the base term of the management agreement by two (2) additional years from June 18, 2022, the expiration date of the current term of the fifth amended and restated management agreement, to June 18, 2024 (the “Current Term”). The termination and extension procedures in the ARMOUR Management Agreement remain unchanged; and

•
Redefined the “Termination Fee” to be “an amount equal to four (4) times the Base Management Fee paid to ACM in the preceding full twelve (12) months, calculated as of the effective date of the termination of this Agreement.”

We may not terminate the ARMOUR Management Agreement during the Current Term, except for Cause, or in connection with a Corporate Event, as such terms are defined in the ARMOUR Management Agreement. Also, in the event of a termination without Cause, ACM is obligated to pay a termination fee to SBBC under the ARMOUR Sub-Management Agreement (as defined below) (see discussion of SBBC and the ARMOUR Sub-Management Agreement below).

See the subsection below titled, “Management Fees” for a description of the management fees that we pay to ACM pursuant to the Management Agreements and how ACM compensates our named executive officers.

SBBC provides certain services to ACM to support ACM’s performance of services to us, in each case upon reasonable request by ACM, pursuant to sub-management agreements between ACM, SBBC and us (collectively, the “Sub-Management Agreements”). See the subsection below titled, “ARMOUR Sub-Management Agreement” for description of the sub-management agreement.

ARMOUR Sub-Management Agreement

On November 6, 2009, We and ARRM entered into a sub-management agreement with SBBC (as amended from time to time, the “ARMOUR Sub-Management Agreement”). Pursuant to the ARMOUR Sub-Management Agreement, SBBC agreed to provide certain services to ACM, the successor to ARRM, to support ACM’s performance of services to us. In exchange for such services, SBBC receives a sub-management fee of 25% of the net management fee earned by ACM under the ARMOUR Management Agreement. The ARMOUR Sub-Management Agreement will continue in effect until it is terminated in accordance with its terms.

On February 23, 2015, we entered into a first amended and restated sub-management agreement with SBBC for the purpose of reflecting ACM’s succession under Delaware law to ARRM as our manager and to revise certain terms and conditions in the ARMOUR Sub-Management Agreement that became inapplicable as a result of SBBC becoming 99% owned by ACM.

See the subsection below titled, “Sub-Management Fees” for the sub-management fees that ACM has paid to SBBC pursuant to the Sub-Management Agreements.

JAVELIN Management Agreement

JAVELIN has a management agreement with ACM that is substantially similar to the ARMOUR Management Agreement ("the “JAVELIN Management Agreement”). The JAVELIN Management Agreement renewed on October 5, 2017, for a one-year period, with the base management fee thereunder reduced to one dollar for the entirety of the renewal term. It will be automatically renewed annually for successive one-year terms unless terminated under certain circumstances. Either party must provide 180 prior written notice of any such termination.

Management Fees

We do not directly compensate our named executive officers with salaries or other cash compensation. No portions of the management fees are designated for the payment by ACM of compensation to its employees who are our executive officers, and we are not required to, and do not separately reimburse, ACM for compensation paid by ACM to those persons. The purpose of the management fees are not to provide compensation to our named executive officers, but rather to compensate ACM for the services it provides for the day-to-day management of ARMOUR. The Management Agreements make ACM solely responsible for determining and paying all employee expenses, including salaries, bonuses, wages, payroll taxes and benefits for the executive officers and other ACM employees that provide services to us. We are not entitled under the Management Agreements or otherwise to review or approve compensation decisions made by ACM or how ACM compensates our named executive officers. ACM does not consult with us to determine such compensation. Rather, ACM independently makes all compensation determinations for its employees without any direction by, or involvement of, our Board of Directors and without reference to any specific policies or programs under the oversight of our Board of Directors. This is due to, among other things, our lack of ownership in ACM and the fact that ACM conducts, and our named executive officers may participate in, business unrelated to us.

The services provided by employees of ACM include not only services in respect of other separate business ventures that directly or indirectly benefit ARMOUR, including BUCKLER Securities LLC (as described below), but also include services in respect of other separate business ventures conducted and/or pursued by ACM that are unrelated to ARMOUR, as well as services for the independent operation of ACM as a stand-alone business entity, such as the hiring, evaluation and compensation of contractors and vendors of ACM, as well as employees of ACM, including those who are not executive officers of ARMOUR. The services performed by ACM’s employees who are ARMOUR’s executive officers are not performed exclusively for ARMOUR, and not all of the value derived by those persons from ACM is specifically compensatory in nature or related to actual services performed.

During the year ended December 31, 2017, we incurred approximately $26.6 million in management fees and $0.8 million in reimbursable expenses under the Management Agreements. These amounts include management fees and reimbursable expenses under the JAVELIN Management Agreement incurred for the year ended December 31, 2017.

Sub-Management Fees

During the year ended December 31, 2017, ACM paid an aggregate of approximately $6.2 million of the management fees it received pursuant to the Management Agreements to SBBC in the form of sub-management fees for services provided to ACM during 2017. This amount includes sub-management fees paid from management fees under the JAVELIN Management Agreement incurred for the year ended December 31, 2017.

Organization of BUCKLER Securities LLC Broker-Dealer
We negotiated and executed a strategic joint venture with ACM for the purpose of facilitating ARMOUR’s access to more stable, reliable and potentially lower priced repurchase agreement financing than what is generally available in the market for comparable securities transactions. The parties formed a Delaware limited liability company, BUCKLER Securities, LLC (“BUCKLER”), and our independent directors negotiated a series of transactions with ACM and various affiliates of ARMOUR and ACM, as described more below (the “BUCKLER Transactions”), with the intended purpose of utilizing a regulated broker-dealer platform to facilitate access to repurchase financing for ARMOUR, on potentially more attractive terms (based upon the combination of rate, term, size, haircut, stability and reliability generally available in the market for comparable securities transactions) than are available through third party brokers and dealers in the repurchase financing market, or from other suitable counterparties. We also sought regulatory approval from, and to become a member of, the Financial Industry Regulatory Authority (“FINRA”) and the Fixed Income Clearing Corporation (“FICC”). We executed the agreements underlying the BUCKLER Transactions (the “BUCKLER Agreements”) in early 2017, and received written approval from FINRA of our application to become a member of FINRA. In April 2017, we executed the FINRA membership agreement, which commenced BUCKLER as a FINRA-registered broker-dealer. BUCKLER’s application to become a member of the FICC was approved in October 2017.

In connection with the BUCKLER Transactions, ARMOUR TRS Inc., our wholly-owned subsidiary formed for the purpose of facilitating the capitalization of BUCKLER (“ATRS”), ACM, Messrs. Mountain and Gruber, and an unaffiliated executive officer of BUCKLER, entered in to an operating agreement of BUCKLER (the “BUCKLER Operating Agreement”). Pursuant to the BUCKLER Operating Agreement, ACM, ATRS, Messrs. Mountain and Gruber, and the executive officer of BUCKLER, each contributed $2,467,150, $352,450, $304,750, $148,400 and $251,750, respectively, to BUCKLER in exchange for equity interests in BUCKLER of 70%, 10%, 8.65%, 4.21% and 7.14%, respectively. The operating agreement contains certain provisions to benefit and protect ARMOUR, including (1) sharing in any (a) defined profits realized by BUCKLER from the anticipated financing spreads resulting from repurchase financing facilitated by BUCKLER, and (b) distributions from BUCKLER to its members of net cash receipts, and (2) the realization of anticipated savings from reduced clearing, brokerage, trading and administrative fees. In addition, the independent directors of ARMOUR, through ATRS, must approve in their sole discretion any third party business engaged by BUCKLER and may cause BUCKLER to wind up and dissolve and promptly return certain subordinated loans we provide to BUCKLER as regulatory capital (as described more below) if the independent directors reasonably determine that BUCKLER’s ability to provide attractive securities transactions for ARMOUR is materially adversely affected. The initial Board of managers of BUCKLER consists of Messrs. Ulm and Mountain and an unaffiliated executive officer of BUCKLER.

Also in connection with the BUCKLER Transactions, ARMOUR and ATRS entered into certain subordinated loan agreements with BUCKLER, in order for BUCKLER to meet FINRA-required regulatory capital requirements of BUCKLER as a broker-dealer, in the principal amounts of $65 million and $40 million, respectively, plus interest payable to us in an amount equal to the amount of interest earned by BUCKLER on the investment of the loan proceeds generally in government securities. The loans have a stated interest rate of zero, plus additional interest payable to us in an amount equal to the amount of interest earned by BUCKLER on the investment of the loan proceeds generally in government securities funds. In the first quarter of 2018, BUCKLER has paid the Company $0.3 million of interest on these loans. The loans are repayable as follows:

•	$25.0 million due April 25, 2020. BUCKLER may at its option after obtaining the approval of FINRA, repay all or a portion of the principal amount of the loan any time after April 21, 2018.

•	$15.0 million due August 31, 2020. BUCKLER may at its option after obtaining the approval of the FINRA, repay all or a portion of the principal amount of the loan any time after August 29, 2018.

•	$65.0 million due August 31, 2019. BUCKLER may at its option after obtaining the approval of the FINRA, repay all or a portion of the principal amount of the loan any time after August 29, 2018.

    These subordinated loans represent a redeployment of capital that we have historically been required to commit to haircuts in connection with our repurchase transactions. The subordinated loan agreements are based substantially on standard, FINRA-prescribed terms and conditions, including those governing prepayment rights, events of acceleration and default, and provisions allowing for the return to us of the loan proceeds, in conjunction with the BUCKLER Operating Agreement and subject to FINRA’s rules and regulations.

Our Audit Committee reviewed, approved and authorized the BUCKLER Agreements and the BUCKLER Transactions as related party transactions under Item 404 of Regulation S-K, which approval was subject to approval by our independent directors. Our independent directors separately and simultaneously authorized and approved these agreements and transactions.

PROPOSAL 2 - RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

The Audit Committee of our Board of Directors appointed Deloitte as our independent registered certified public accountants for fiscal years 2016 and 2017 and has appointed Deloitte as our independent registered certified public accountants for fiscal year 2018. The Audit Committee is responsible for the appointment, oversight and termination of our independent registered certified public accountants. We are seeking the ratification of our stockholders of this appointment, although our Audit Committee is not bound by any stockholder action on this matter.

If the appointment of Deloitte as our independent registered certified public accountants is not ratified by our stockholders, the Audit Committee will reconsider its appointment, but may nevertheless retain Deloitte. Also, even if the appointment of Deloitte as our independent registered certified public accountants is ratified by our stockholders, the Audit Committee may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines, in its discretion, that such a change would be in our best interests. Deloitte has advised us that no partner or employee of Deloitte has any direct financial interest or any material indirect interest in ARMOUR other than receiving payment for its services as our independent certified public accountants. Representatives of Deloitte are expected to attend the annual meeting in person or telephonically, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Fees Paid to Independent Registered Certified Public Accountants

Deloitte served as our independent registered public accountants in fiscal years 2017 and 2016. The following tables set forth the aggregate fees billed to ARMOUR by Deloitte in fiscal years 2017 and 2016, respectively:

Audit-Related Fees

	Year Ended December 31, 2017	Year Ended December 31, 2016
Audit Fees	$1,148,750	$844,000
Audit-Related Fees	—	—
Tax Fees	247,223	158,000
All Other Fees	1,895	—
Total	$1,397,868	$1,002,000

Audit Fees. “Audit Fees” consist of fees and related expenses billed for professional services rendered for the audit of the financial statements and services that are normally provided by our independent auditors in connection with statutory and regulatory filings or engagements. For example, audit fees included fees for professional services rendered in connection with quarterly and annual reports, and the issuance of consents by our independent auditors to be named in our registration statements and to the use of their audit report in the registration statements.

Audit-Related Fees. “Audit-Related Fees” and “All Other Fees” consist of fees and related expenses for products and services other than services described under “Audit Fees” and “Tax Fees.”

Tax Fees. “Tax Fees” consist of fees and related expenses billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax planning and structuring. Deloitte provided federal and state tax return preparation services during 2017 and 2016

All Other Fees. “All Other Fees” consist of fees and related expenses billed for subscriptions.

Audit Committee Pre-Approvals of Audit, Audit-Related, Tax and Permissible Non-Audit Services

In connection with Deloitte’s audit of our financial statements for fiscal years 2017 and 2016, we had no disagreement with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

The Audit Committee periodically approved the provision of various audit, audit-related, tax and other permissible non-audit services by Deloitte. The Audit Committee plans to continue to review and pre-approve such services as appropriate. All of the services provided by Deloitte in 2017 and 2016 were approved by our Audit Committee pursuant to these procedures. Our Audit Committee will continue to review and pre-approve such services as appropriate.

Recommendation of the Board of Directors

ARMOUR’s Board of Directors recommends a vote “FOR” the ratification of Deloitte as our independent registered certified public accountants for the 2018 fiscal year.

AUDIT COMMITTEE REPORT
Our Audit Committee oversees our financial reporting process on behalf of the Board, in accordance with the Audit Committee charter. Management is responsible for our financial statements and the financial reporting process, including the system of internal controls. Our independent registered public accounting firm, Deloitte, is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles (“GAAP”) for the yearly periods ended December 31, 2017, December 31, 2016 and December 31, 2015, respectively.

In fulfilling its oversight responsibilities, our Audit Committee reviewed and discussed with management and Deloitte the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Our Audit Committee also reviewed and discussed with management and Deloitte the disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Controls and Procedures” included in the Annual Report on Form 10-K for the year ended December 31, 2017.

Our Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent registered public accounting firm’s communications with our Audit Committee concerning independence, and our Audit Committee discussed with the independent registered public accounting firm their independence from us. Our Audit Committee has discussed with Deloitte the matters required to be discussed by Auditing Standard No. 16, as amended, as adopted by the PCAOB. When considering Deloitte’s independence, our Audit Committee considered whether their provision of services to us beyond those rendered in connection with their integrated audit and quarterly review work was compatible with maintaining their independence. Our Audit Committee also reviewed, among other things, the nature of audit-related services provided and the amount of fees paid to Deloitte for their audit and audit-related services, both separately and in the aggregate.

In reliance on the reviews and discussions referred to above, prior to the filing of our Annual Report on Form 10-K for the year ended December 31, 2017 with the SEC, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in such Annual Report on Form 10-K for filing with the SEC.

The members of our Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and discussions with the independent registered public accountant. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with GAAP, or that Deloitte is in fact “independent.”

Submitted by the Audit Committee of the Board of Directors:
Stewart J. Paperin (Chairman)
Robert C. Hain
John P. Hollihan, III

PROPOSAL 3 - ADVISORY (NON-BINDING) VOTE APPROVING ARMOUR’S 2017 EXECUTIVE COMPENSATION
As described in more detail under the heading, “Executive Officer Compensation” and “Certain Relationships and Related Party Transactions,” we have been managed by ACM, in which we have no ownership interest, since our inception in 2009. We do not have any employees whom we compensate directly in cash. The ARMOUR Management Agreement between ACM and us limits our role in compensating our named executive officers to granting equity compensation. The management agreement makes ACM solely responsible for determining and paying all employee expenses, including salaries, bonuses, wages, payroll taxes and benefits for our named executive officers and other ACM employees that provide services to us. We are not entitled under the management agreement or otherwise to review or approve compensation decisions made by ACM or how ACM compensates our named executive officers. ACM does not consult with us regarding the compensation of our named executive officers, including how much such officers are paid. This is due to, among other things, our lack of ownership of ACM and the fact that ACM conducts, and our named executive officers participate in, business separate from us.
Notwithstanding the fact that we do not pay cash compensation to our named executive officers, our Compensation Committee may award equity compensation consisting of shares of our common stock to ACM personnel, in addition to the management fees we pay ACM. These compensation-related provisions date to the original management agreement from our inception in 2009. In making the determination of whether or not to award equity compensation, our Compensation Committee takes into account, among other things, the management fees we pay to ACM and individual and company performance, both on an absolute basis and relative to our peers.
Our named executive officers’ compensation was derived from the management fees we paid to ACM, pursuant to the terms of the management agreement, and vested stock awards granted to our named executive officers in 2017, 2013, 2012 and 2011 by the Board of Directors upon the recommendation of the Compensation Committee pursuant to the Plan.
In 2017, our Compensation Committee and Board of Directors approved a grant totaling 122,000 shares of stock to each of Mr. Zimmer and Mr. Ulm, 61,000 shares of stock to each of Mr. Gruber and Mr. Mountain and 20,600 shares of stock to Mr. Harper, under the Plan pursuant to the time-based vesting schedules described in this proxy statement.
The ability to appropriately use our stock as part of our compensation program is also important to our continued success because it fosters a pay-for-performance culture, which is an important element of our overall compensation program. We believe that equity compensation motivates our named executive officers and other key professionals to create stockholder value because the value they realize from equity compensation is based on our common stock performance. Total stockholder returns and total economic returns were 30.01% and 17.8%, respectively for 2017.
The SEC requires public companies to provide stockholders with periodic advisory (non-binding votes) on executive compensation, also referred to as “say-on-pay” proposals. While the vote is advisory and not binding on us, it will provide information to us and our Compensation Committee regarding stockholder sentiment about our executive compensation philosophy, policies and practices described above. Our Compensation Committee will be able to consider the results of this vote when determining equity compensation for our named executive officers for the remainder of 2018 and beyond.
We are presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse our compensation program for the named executive officers listed under “ARMOUR's Executive Officers” in this proxy statement by voting for or against the following resolution.
“RESOLVED, that the stockholders approve, on an advisory basis, the 2017 compensation of ARMOUR’s named executive officers, as disclosed in the Company’s proxy statement for the 2018 annual meeting of stockholders, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

Recommendation of the Board of Directors
ARMOUR’s Board of Directors recommends a vote “FOR” the approval of ARMOUR’s 2017 compensation of our named executive officers as disclosed in this proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our directors, executive officers and persons who beneficially own 10% or more of our common stock file with the SEC initial reports of ownership and reports of changes in ownership of our stock and our other equity securities. To our knowledge, based solely on a review of the copies of such reports furnished to us, during the year ended December 31, 2017, all such filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners were complied with, except with respect to one late Form 4 report for Mr. Paperin.

STOCKHOLDER PROPOSAL DEADLINE
Stockholders interested in submitting a proposal for inclusion in our proxy materials for the 2019 annual meeting of stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. Stockholder proposals intended to be presented at the 2019 annual meeting of stockholders must be received by ARMOUR for inclusion in ARMOUR’s proxy statement and form of proxy relating to that meeting by December 6, 2018.

OTHER MATTERS
The Board of Directors knows of no other matters to come before the annual meeting. However, if any other matters properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their best judgment on such matters.

By order of the Board of Directors,
Scott J. Ulm
Co-Chief Executive Officer and Vice Chairman

April 4, 2018
A copy of ARMOUR’s annual report on Form 10-K for the fiscal year ended December 31, 2017, including the financial statements and the schedules thereto, but excluding exhibits thereto, which has been filed with the SEC, will be made available without charge to interested stockholders upon written request. A copy of any exhibit thereto will be made available upon the payment of our reasonable expenses in furnishing the exhibit. Written requests should be sent to: James R. Mountain, ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone - QUICK *** EASY
IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

ARMOUR RESIDENTIAL REIT, INC.
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 14, 2018.

:INTERNET/MOBILE -
www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

(PHONE - 1-(866) 894-0537
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.	*MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED

PROXY							Please mark your votes like this	☒

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS 1, 2 AND 3
							FOR	AGAINST	ABSTAIN
Proposa1 1 - To elect nine (9) directors to ARMOUR’s Board of Directors as listed below to serve until ARMOUR's 2019 annual meeting of stockholders and until his or her successor is duly elected and qualified.
	FOR All Nominees ☐	WITHHELD As to All Nominees ☐			Proposal 3 - To approve, by non-binding advisory vote, ARMOUR’s 2017 executive compensation.		☐ ☐ ☐
NOMINEES: 01 Scott J. Ulm 06 Thomas K. Guba 02 Jeffrey J. Zimmer 07 Robert C. Hain 03 Daniel C. Staton 08 John P. Hollihan, III 04 Marc H. Bell 09 Stewart J. Paperin 05 Carolyn Downey
(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)					☐	Please check the box if you plan on attending the Annual Meeting.

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

		FOR	AGAINST	ABSTAIN
Proposal 2 - To ratify the appointment of Deloitte & Touche LLP as ARMOUR’s independent registered certified public accountants for the fiscal year 2018.		☐ ☐ ☐
COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature, if held jointly	Date	, 2018.
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2018

The accompanying proxy statement and the 2017 Annual Report on Form 10-K are available at:

www.armourreit.com

If you plan to attend the annual meeting, you can obtain directions to the Vero Beach Hotel & Spa from the hotel’s website at: www.verobeachhotelandspa.com
FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED

PROXY
ARMOUR RESIDENTIAL REIT, INC.
ANNUAL MEETING OF STOCKHOLDERS
MAY 15, 2018
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF ARMOUR RESIDENTIAL REIT, INC.
The undersigned stockholder of ARMOUR Residential REIT, Inc., a Maryland corporation (“ARMOUR”), having read the Notice of Annual Meeting of Stockholders and the proxy statement dated April 4, 2018, receipt of which are hereby acknowledged, revoking all prior proxies hereby appoints Scott J. Ulm and Jeffrey J. Zimmer, or either of them, with full power to act as proxy of the undersigned and with full power of substitution, to vote all shares of common stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of ARMOUR to be held at the Vero Beach Hotel and Spa, 3500 Ocean Drive, Vero Beach, Florida 32963 at 8:00 a.m. Eastern time, on May 15, 2018, and any adjournment or postponement thereof, on the matters set forth in this proxy and described in the proxy statement, and in their discretion with respect to such other matters as may be properly be brought before the meeting or any adjournments or postponements thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN OR, IF NO DIRECTION IS MADE, WILL BE VOTED “FOR” EACH OF PROPOSALS 1, 2 AND 3 LISTED HEREIN.
(Continued, and to be marked, dated and signed on the other side)